Exhibit 3.1

SECOND AMENDED AND RESTATED BYE-LAWS (AS AMENDED)

OF

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of Brookfield Reinsurance Ltd. (formerly Brookfield Asset Management Reinsurance Partners Ltd.) as amended by a Resolution on August 17, 2023.

/s/ Gregory E.A. Morrison

Director

SECOND AMENDED AND RESTATED BYE-LAWS (AS AMENDED) OF BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

SECRETARY AND RESIDENT REPRESENTATIVE	29

THE SEAL	30

DIVIDENDS AND OTHER PAYMENTS	30

RESERVES	31

CAPITALISATION OF PROFITS	32

RECORD DATES	32

ACCOUNTING RECORDS	33

AUDIT	34

SERVICE OF NOTICES AND OTHER DOCUMENTS	34

DESTRUCTION OF DOCUMENTS	35

WINDING UP	36

INDEMNITY AND INSURANCE	36

AMALGAMATION AND MERGER	38

CONTINUATION	38

ALTERATION OF BYE-LAWS	39

UNTRACED SHAREHOLDERS	39

FORUM SELECTION	40

SECOND AMENDED AND RESTATED BYE–LAWS (AS AMENDED)

OF

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

(as amended by a Resolution dated August 17, 2023)

DEFINITIONS AND INTERPRETATION

1.	In these Bye-Laws, unless the context otherwise requires:

Auditor: the person or firm for the time being appointed as auditor of the Company;

Bermuda: the Islands of Bermuda;

Board: the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Act and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Class A Shares: the class A exchangeable limited voting shares in the capital of the Company;

Class A-1 Shares: the class A-1 exchangeable non-voting shares in the capital of the Company;

Class B Shares: the class B limited voting shares in the capital of the Company;

Class C Shares: the class C non-voting shares in the capital of the Company;

clear days: in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

Companies Act: the Companies Act 1981 of Bermuda, as may be amended;

Company: Brookfield Asset Management Reinsurance Partners Ltd., a company incorporated in Bermuda on December 16, 2020;

Director: any person duly elected or appointed as a director of the Company and any person occupying the position of director of the Company by whatever name called;

Electronic Record: has the same meaning as in the Electronic Transactions Act 1999;

Foreign Action: has the meaning as set out in Bye-Law 174;

Indemnified Person: any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, administrators, personal representatives or successors or assigns;

Junior Preferred Shares: the class A junior preferred shares and the class B junior preferred shares in the capital of the Company;

Officer: a person appointed by the Board to hold an office in the Company pursuant to these Bye-Laws but shall not include the Auditor;

outstanding: when used to describe a share, means a share that is issued but not held by the Company as a treasury share;

paid up: paid up or credited as paid up;

Preferred Shares: the Senior Preferred Shares and the Junior Preferred Shares;

Register: the Register of Shareholders of the Company maintained by the Company in Bermuda;

Registered Office: the registered office for the time being of the Company in Bermuda;

Resident Representative: (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

Resolution: a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of Shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws; for greater certainty, for so long as the Class A Shares and Class B Shares are outstanding, all references to a Resolution in these bye-laws shall mean a resolution passed in accordance with Bye-Law 60;

Seal: the common seal of the Company (if any) and includes every authorised duplicate seal;

Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;

Senior Preferred Shares: the class A senior preferred shares and the class B senior preferred shares in the capital of the Company;

share: a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock;

Shareholder: the person registered in the Register as the holder of shares;

Specified Place: the place, if any, specified in the notice of any meeting of the Shareholders, or adjourned meeting of the Shareholders, at which the chairman of the meeting shall preside;

specified under applicable Law: for greater certainty, means as required by the Companies Act;

Subsidiary and Holding Company: have the same meanings as in section 86 of the Companies Act, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere; and

these Bye-Laws: the amended and restated bye-laws of the Company in their present form.

1.1

For the purposes of these Bye-Laws, a corporation which is a Shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Act, its authorised representative(s) is/are present.

1.2	Words importing the singular number include the plural number and vice versa.

1.3	Words importing the masculine gender include the feminine gender.

1.4	Words importing persons include any company or association or body of persons, whether corporate or unincorporated and natural persons.

1.5	Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.6	Unless the context otherwise requires, words and expressions defined in the Companies Act bear the same meanings in these Bye-Laws.

1.7	Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

1.8

A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an Electronic Record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.9

A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an Electronic Record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.11	In these Bye-Laws:

(a)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)

the word Board in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;

(c)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

(d)

except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.	The authorised share capital of the Company at the date of adoption of these Bye-Laws is:

(a)	1,000,000,000 Class A Shares;

(b)	500,000,000 Class A-1 Shares;

(c)	500,000 Class B Shares;

(d)	1,000,000,000 Class C Shares;

(e)	1,000,000,000 Class A Junior Preferred Shares (issuable in series);

(f)	1,000,000,000 Class B Junior Preferred Shares (issuable in series);

(g)	100,000,000 Class A Senior Preferred Shares (issuable in series); and

(h)	100,000,000 Class B Senior Preferred Shares (issuable in series).

4.

The Class A Shares, Class A-1 Shares, the Class B Shares, the Class C Shares, the Junior Preferred Shares and the Senior Preferred Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the rights as set forth on Schedule A hereto.

5.

The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

6.

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, and may be cancelled or may be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act. If the acquired shares are not cancelled, the Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

MODIFICATION OF RIGHTS

7.

Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the sanction of a Resolution.

8.

For the purposes of Bye-Law 7, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)	the creation or issue of further shares ranking pari passu with them;

(b)	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

(c)	the purchase or redemption by the Company of any of its own shares.

SHARES

9.

Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10.

Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

11.

The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

12.

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

13.	Notwithstanding anything to the contrary in these Bye-Laws, for as long as the Class A Shares are listed on The Toronto Stock Exchange or the New York Stock Exchange:

(a)

the Board may only issue shares as non-assessable and after the consideration for each share is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money; and

(b)

Directors who vote for or consent to a resolution authorizing the issue of any share(s) pursuant to these Bye-Laws for consideration other than money are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money on the date of the resolution.

CERTIFICATES

14.

No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

15.

If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

16.

All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

17.

Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with the Companies Act or the regulations made from time to time in this regard thereunder, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with the Companies Act or the regulations thereunder.

REGISTER OF SHAREHOLDERS

18.

The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Act.

19.

The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 12.

REGISTER OF DIRECTORS AND OFFICERS

20.

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) in Bermuda on every working day.

TRANSFER OF SHARES

21.

Subject to the Companies Act and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

22.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share,

(c)	the instrument of transfer is in favour of less than five (5) persons jointly; and

(d)

it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

23.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 21 and 22.

24.	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

25.

A reasonable fee determined by the Board may be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

26.

Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and requirements of such exchange.

TRANSMISSION OF SHARES

27.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law 27, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law 27.

28.

Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29.

A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 27, 28 and 29.

INCREASE OF CAPITAL

31.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Board, with the sanction of a Resolution, shall prescribe.

32.

The Board may, with the sanction of a Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

33.	The new shares shall be subject to all the provisions of these Bye-Laws.

ALTERATION OF CAPITAL

34.	The Board may from time to time, and without the sanction of a Resolution:

(a)	divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)

subdivide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	make provision for the issue and allotment of shares which do not carry any voting rights.

35.	The Board may from time to time with the sanction of a Resolution:

(a)

cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)	change the currency denomination of its share capital.

36.

Where any difficulty arises in regard to any division, consolidation, or subdivision under Bye-Law 34, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

37.

Subject to the Companies Act and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

38.

Subject to the Companies Act, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Board may from time to time with the sanction of a Resolution authorise the reduction of the Company’s issued share capital or any share premium account in any manner.

39.

In relation to any such reduction, the Board may, with the sanction of a Resolution, determine the terms upon which such reduction is to be effected including (a) in the case of a reduction of part only of a class of shares, those shares to be affected, and (b) in the case of a reduction of capital that is not returned to the affected Shareholders, by crediting the contributed surplus account for the shares affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

40.

The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by Shareholders pursuant to the provisions of the Companies Act, convene general meetings other than annual general meetings, which shall be called special general meetings, at such time and place as the Board may appoint. Any annual or special general meeting may be held, in whole or in part, by telephonic or electronic means, including, without limitation, through the use of one or more of webcasting, telephone conference and/or other electronic means and a Shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

41.

Except in the case of the removal of Auditors or Directors, anything which may be done by resolution in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

42.

Notice of any resolution in writing to be made under Bye-Law 41 shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under Bye-Law 41 to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner that is required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

43.

The accidental omission to give notice, in accordance with Bye-Law 42, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

44.

For the purposes of Bye-Law 41, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with Bye-Law 41, a reference to such date.

45.

A resolution in writing made in accordance with Bye-Law 41 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with Bye-Law 41 shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

46.	All the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply to any separate general meeting of the holders of shares of any class.

NOTICE OF GENERAL MEETINGS

47.

An annual or special general meeting shall be called by not less than 21 clear days’ notice in writing, or, in each case, such other notice period as may be permitted by the Companies Act. The notice shall specify the day, time and location of the meeting (which may be held, in whole or in part, by telephonic or electronic means), and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

48.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

49.

A Shareholder present in person and each person holding a valid proxy at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

50.

The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 47.

PROCEEDINGS AT GENERAL MEETINGS

51.

No business shall be transacted at any general meeting unless a quorum is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, a quorum for the transaction of business at a meeting of Shareholders shall be two (2) persons present and each entitled to vote at the meeting.

52.

If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting Shareholders present in person and any persons holding a valid proxy who are entitled to vote at such meeting shall be a quorum.

53.

A meeting of the Shareholders or any class thereof may be held by means of such telephonic, electronic or other communication facilities (including without limiting the generality of the foregoing, by telephone, webcasting or video conferencing) as permit all person participating in the meeting to communicate which each other as is required to facilitate the proper conduct of the meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate with the persons present at the Specified Place, whether through the use of one or more of webcasting, telephone conference and/or other electronic means.

54.	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

(d)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

55.

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

56.

If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

57.

The Resident Representative, if any, upon giving the notice referred to in Bye-Law 47 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

58.

The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is unwilling to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act.

59.

The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or without assigning a day for such adjourned meeting) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or without assigning a day for such adjourned meeting) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned without a date being assigned for such adjourned meeting, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, notice shall be given as for an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

60.

Except for any matter that only requires the approval of the holders of the Class C Shares as set out in Schedule “A” to these Bye-Laws and except for voting in respect of the election of Directors, all resolutions of shareholders must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

61.

Subject to Bye-Law 147 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person and each person holding a valid proxy at such meeting shall be entitled to vote on any question to be decided on a show of hands and each Shareholder present in person and each person holding a valid proxy at such meeting shall be entitled on a poll to vote for each share held by him.

62.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless (before or on the declaration of the result of the show of hands or count of votes received as Electronic Records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least three (3) Shareholders present in person or at least three (3) persons holding a valid proxy; or

(c)

any Shareholder(s) present in person or person(s) holding a valid proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)

any Shareholder(s) present in person or person(s) holding a valid proxy and holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as Electronic Records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

63.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

64.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

65.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

66.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

67.	On a poll, votes may be cast either personally or by proxy.

68.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

69.

In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

70.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

71.

A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

72.

No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

73.	If:

(a)	any objection shall be raised to the qualification of any voter; or,

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or,

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

74.

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same.

75.

A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

76.

Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

77.

Notwithstanding Bye-Law 61, a Shareholder may appoint a proxy which may be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the Shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

78.

Subject to Bye-Laws 76 and 77, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

79.	Subject to Bye-Laws 61 and 62, the 64 decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

80.

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote by way of a poll or a show of hands on any resolution put to the meeting for which it is given as the proxyholder thinks fit, including where the person holding the proxy has conflicting instructions from more than one Shareholder. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

81.

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

82.

Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

APPOINTMENT AND REMOVAL OF DIRECTORS

83.

The Board shall consist of such number of directors being not less than four (4) directors and not more than sixteen (16) directors as the Board may by resolution from time to time determine, or such number in excess thereof as the Shareholders may determine, and provided that:

(a)	at least two (2) directors shall be residents of Bermuda;

(b)	no more than three (3) directors shall be resident in any one other country (aside from Bermuda);

(c)	no more than two (2) directors elected by holders of Class A Shares shall be resident in any one other country (aside from Bermuda);

(d)	no more than two (2) directors elected by holders of Class B Shares shall be resident in any one other country (aside from Bermuda); and

(e)	no director or employee of Brookfield Asset Management Inc. will be eligible to serve as a director elected by holders of Class A Shares;

and provided further, that the Board may, at its discretion and without the sanction of a Resolution, increase or decrease the residency requirements set out in paragraphs 83(a), 83(b), 83(c) and 83(d) of this Bye-Law 83.

84.

For so long as the Class A Shares and Class B Shares are both outstanding, one-half of the Board will be designated as directors designated for election by the Class A Shareholders and one-half of the Board will be designated as directors designated for election by the Class B Shareholders. The holders of Class A Shares will be entitled to elect the directors designated for election by the Class A Shareholders and constituting one-half of the Board, and the holders of Class B Shares will be entitled to elect the directors designated for election by the Class B Shareholders and constituting one-half of the Board.

85.

Each holder of shares of a class or series of shares of the Company entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

86.

Subject to Bye-Laws 87 and 88, upon resignation or termination of office of any Director, if a new Director shall be appointed to the Board he or she will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he or she replaces.

87.

If a Director elected by holders of the Class A Shares is removed from the Board, the holders of the Class A Shares may fill the vacancy at the meeting at which such Director is removed and if a Director elected by the holders of the Class B Shares is removed from the Board, the holders of Class B Shares may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

88.

Each Director shall (unless his or her office is vacated in accordance with these Bye-Laws) serve until the conclusion of the annual general meeting of the Company held in the calendar year following their appointment.

89.

Any Director retiring at an annual general meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he or she retires or (if earlier) until a resolution is passed at that meeting not to fill the vacancy or the resolution to re-appoint him or her is put to a vote at the meeting and is lost.

90.

If the Company, at the meeting at which a Director retires, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

91.

Any person who, at the close of business in Toronto, Ontario on the date of the giving of the notice provided for in Bye-Law 92 below, is entered in the Register as a holder of at least 5% of the issued and outstanding Class A Shares or who can demonstrate to the satisfaction of the Company, acting reasonably, that it beneficially owns at least 5% of the issued and outstanding Class A Shares may propose any person to be designated for election as a Director by the holders of the Class A Shares at the first annual general meeting of the Company following the date hereof.

92.

Where any person is proposed for election as a Director under Bye-Law 91, notice must be given not later than thirty (30) days prior to the date of the general meeting to the Company of the intention to propose him and of his willingness to serve as a Director (together with the information in respect of the person that would be required under applicable securities laws in respect of a dissident proxy circular and confirmation of the proposed nominee’s qualifications to serve as a Director under these Bye-laws, residency status, and status as independent or non-independent for audit committee purposes under applicable securities laws). The chairman of the general meeting shall have the power to determine whether any proposed nomination was made in accordance with the notice provisions of this Bye-Law 92 and, if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of the Shareholders. Notwithstanding the foregoing, the Board may, in its sole discretion waive any requirement of such notice provisions. For greater certainty, Bye-Laws 91 and 92 shall be applicable only in respect of the first annual general meeting of the Company following the date hereof and thereafter shall expire and have no force and effect.

93.

Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors provided that no person shall be elected who does not receive one or more affirmative votes, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

94.	No person shall be appointed a Director at any general meeting unless:

(a)	he or she is recommended by the Board;

(b)	in respect of the first annual general meeting of the Company following the date hereof, the provisions of Bye-Laws 91 and 92 are complied with; or

(c)	in respect of any general meeting other than the first annual general meeting, if he or she is elected in accordance with applicable law.

95.	Except as otherwise authorised by the Companies Act, the appointment of any person proposed as a Director shall be effected by a separate resolution.

96.

All Directors, upon election or appointment, except upon re-election or re-appointment at an annual general meeting, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

97.

Any Director may be removed as follows: (a) with respect to the Directors elected by holders of the Class A Shares, an affirmative vote of holders of Class A Shares holding a majority of the issued and outstanding Class A Shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a Director; (b) with respect to the Directors elected by the holders of the Class B Shares, an affirmative vote of holders of Class B Shares holding a majority of the issued and outstanding Class B Shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a Director; provided, that the notice of any such meeting convened for the purpose of removing a Director must contain a statement of the intention to remove the Director and be served on the Director not less than 14 days before the meeting, and that the Director shall be entitled to be heard at the meeting on the motion for his or her removal.

98.

Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-Law 83, to appoint any person to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following annual general meeting. If not reappointed at such annual general meeting, he or she shall vacate office at the conclusion thereof.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

99.	The office of a Director shall ipso facto be vacated if the Director:

(a)	resigns his or her office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his or her office is vacated;

(c)	becomes bankrupt under the laws of any country or makes any arrangement or composition with his or her creditors generally;

(d)	is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business;

(e)	ceases to be a Director by virtue of the Companies Act or these Bye-Laws or is removed from office pursuant to these Bye-Laws; or

(f)

shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his or her office be vacated.

100.	The provisions of section 93 of the Companies Act shall not apply to the Company.

DIRECTORS’ INTERESTS

101.

A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his or her office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

102.

A Director may act by himself or herself or his or her firm in a professional capacity for the Company (other than as Auditor) and he or her or his or her firm shall be entitled to remuneration for professional services as if he were not a Director.

103.

Subject to the provisions of the Companies Act, a Director may notwithstanding his or her office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

104.

So long as, where it is necessary, he or she declares the nature of his or her interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he or she derives from any office or employment to which these Bye-Laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-Laws allow him or her to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

105.

Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he or she is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

106.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Act and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

POWERS AND DUTIES OF THE BOARD

107.

Subject to the provisions of the Companies Act and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law 107 shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

108.	The Board may exercise all the powers of the Company except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders.

FEES, GRATUITIES AND PENSIONS

109.

The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day-to-day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses for attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

110.

In addition to its powers under Bye-Law 109 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its Subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse and a former spouse) or any person who is or was dependent on him or her, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

111.

No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to Bye-Laws 109 and 110 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

DELEGATION OF THE BOARD’S POWERS

112.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

113.

The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 114, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

114.

When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

115.

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

116.

Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

117.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Board comprised of at least one (1) Director elected by holders of Class A Shares and at least one (1) Director elected by holders of Class B Shares. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 125, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

118.

The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

119.

So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

120.

The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

121.

The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

122.

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

123.

A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairman of the meeting then is.

124.

All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

125.

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of these Bye-Laws) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

126.

If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

127.

The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time, subject to this Bye-Law 127. Any person appointed pursuant to this Bye-Law 127 shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him or her and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

128.

The emoluments of any Director holding executive office for his or her services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or her or his or her dependants on or after retirement or death, apart from membership or any such scheme or fund.

129.	Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

130.	The Board shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Board;

(b)	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(c)	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

131.

Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 151 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

132.

The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

133.

A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

134.

The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

135.	Any document required to be under seal or executed as a deed on behalf of the Company may be

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

136.

The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	a Director; or

(b)	the Secretary; or

(c)	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

137.

The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Laws 144 and 145, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

138.

Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide, all dividends or distributions out of contributed surplus will be declared and paid pro rata on the shares of each class or series, as applicable, based on the number of shares outstanding of such class or series.

139.	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

140.

Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

141.

Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

142.

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

143.

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

144.

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law 144, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

145.

Where any difficulty arises in regard to any distribution under Bye-Law 144, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

146.

Notwithstanding any other provisions of these Bye-Laws, the Board may fix, any date as the record date for any dividend, distribution, reduction of capital, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting.

147.

In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (record date) before the date fixed for the meeting (meeting date) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(a)

each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (record date holder) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his or her name at the record date;

(b)

as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (relevant shares), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

(c)

accordingly, except through his proxy pursuant to Bye-Law 147(b) above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

148.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

149.

The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

150.

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

151.

A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with Bye-Law 151 and the requirements of the Companies Act.

AUDIT

152.

Save and to the extent that an audit is waived in the manner permitted by the Companies Act, Auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

153.

Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 151) may be sent to, served on or delivered to any Shareholder by the Company

(a)	personally;

(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)

where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)

by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 153(a), 153(b), 153(c) or 153(d) of this Bye-Law, in accordance with the Companies Act.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

154.	Any notice or other document shall be deemed to have been sent to, served on or delivered to any Shareholder by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)	if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such sending, service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.

155.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

156.

If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

157.

Save as otherwise provided, the provisions of these Bye-Laws as to the sending or service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

158.

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law 158; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

WINDING UP

159.

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders, in accordance with the rights attached to any shares or class of shares, in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

160.

Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law 160 shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law 160 shall not extend to any matter which would render it void pursuant to the Companies Act.

161.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

162.

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

163.

Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

164.

The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that of the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he or she has met the standard of conduct which would entitle him or her to the indemnification thereby provided and such determination shall be made:

(a)	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

(b)	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

(c)	by a majority vote of the Shareholders.

165.

Without prejudice to the provisions of this Bye-Law 165, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its Holding Company or in which the Company or such Holding Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any Subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or Subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary undertaking or pension fund.

AMALGAMATION AND MERGER

166.

Subject to the Companies Act, any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(b)

the Shareholders by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares and Class A-1 Shares who vote, as a single class of shares, in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution. For greater certainty, the quorum for such meetings referred to in this Bye-Law 166 shall be the same as the quorum requirements set out in Bye-Law 51.

CONTINUATION

167.	Subject to the Companies Act, the Company may with the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(b)

the Shareholders, by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution, approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

ALTERATION OF BYE-LAWS

168.

These Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by resolution passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution; and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of the Class B Shares who vote in respect of the resolution.

UNTRACED SHAREHOLDERS

169.

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)

during a period of six (6) years, no dividend or capital reduction in respect of those shares has been claimed and at least three (3) cash dividends or capital reductions have become payable on the share in question;

(b)

on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

(c)

during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)

if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

170.

If during any six (6) year period referred to in Bye-Law 169 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

171.

To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

172.

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

FORUM SELECTION

173.

Unless the Company consents in writing to the selection of an alternative forum (and the Company will provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Companies Act or out of or in connection with these Bye-Laws, including any question regarding the existence and scope of these Bye-Laws and/or whether there has been any breach of the Companies Act or these Bye-Laws by an officer or director (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company). This Bye-Law 173 will not apply to any causes of action arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended.

174.

If any action or proceeding the subject matter of which is within the scope of Bye-Law 173 is filed in a Court other than a Court located within Bermuda or, with the consent of the Company, a Court located within the Province of Ontario, Canada (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to: (i) the personal jurisdiction of the Courts located within Bermuda or Ontario, as applicable, in connection with any action or proceeding brought in any such Court to enforce Bye-Law 173; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

175.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended. Nothing in this Bye-Law 175 shall be deemed to apply to any suits brought to enforce any liability or duty created by the United States Securities Exchange Act of 1934, as amended.

176.

Any person or entity purchasing or otherwise acquiring any interest in any share or other security of the Company shall be deemed to have notice of and consented to Bye-Laws 173, 173 and 175; provided, however, that no person can and will not be deemed to have waived compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Schedule A

PART 1

INTERPRETATION

Definitions

1.1                     In “Schedule A” of these Bye-Laws, all words and expressions used in this Schedule “A” that are defined in the Bye-Laws have the meanings ascribed to such words and expressions in the Bye-Laws, unless the context otherwise requires, and:

(a)          “affiliate” means with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by such Person, or is under common control of a third Person;

(b)          “Applicable Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada;

(c)          “BAM” means Brookfield Asset Management Inc., a corporation existing under the Laws of the Province of Ontario, and is deemed to refer to all successors, including, without limitation, by operation of Law;

(d)          “BAM Board” means the board of directors of BAM;

(e)          “BAM Distributed Right” has the meaning as provided in clause (ii) of the definition of “Exchange Factor” below;

(f)          “BAM Dividend Declaration Date” means the date on which the BAM Board declares any dividend on the BAM Shares;

(g)          “BAM Liquidation Event” has the meaning as provided in Section 2.28;

(h)          “BAM Share” means a class A limited voting share of BAM, and includes any share or other equity interest of BAM into which such BAM Share is converted or for which such BAM Share is exchanged;

(i)          “BAM Share Value” means, with respect to a BAM Share on a particular date, the market price of a BAM Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the BAM Shares are listed on a U.S. National Securities Exchange, the closing price per BAM Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the BAM Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per BAM Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the BAM Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the BAM Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the BAM Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met, then the amount as determined by the BAM Board;

(j)           “BAM Shares Amount” means, with respect to each Tendered Exchangeable Share, such number of BAM Shares equal to the Exchange Factor in effect on the Valuation Date with respect to such Tendered Exchangeable Shares;

(k)          “beneficially own” has the meaning set forth in Section 13(d)(3) of the Exchange Act, and the rules and regulations promulgated thereunder;

(l)           “Board” means the board of directors of the Company;

(m)         “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, Canada or Hamilton, Bermuda are authorized or required by Law to close;

(n)           “Cash Amount” means with respect to each Tendered Exchangeable Share, an amount in cash equal to the product of (i) the applicable BAM Shares Amount for such Tendered Exchangeable Share multiplied by (ii) the BAM Share Value as of the applicable Valuation Date;

(o)           “Class A Distributed Right” has the meaning as provided in clause (vii) of the definition of “Exchange Factor” below;

(p)           “Class A-1 Distributed Right” has the meaning as provided in clause (viii) of the definition of “Exchange Factor” below;

(q)           “Class A Share” means the class A exchangeable limited voting shares of the Company;

(r)            “Class A-1 Share” means the class A-1 exchangeable non-voting shares of the Company;

(s)            “Class A Share Value” means, with respect to a Class A Share on a particular date, the market price of a Class A Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the Class A Shares are listed on a U.S. National Securities Exchange, the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the Class A Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per Class A Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the Class A Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the Class A Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met then the amount as determined by the Board;

(t)             “Class A-1 Share Value” means, with respect to a Class A-1 Share on a particular date, the market price of a Class A-1 Share on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if the Class A-1 Shares are listed on a U.S. National Securities Exchange, the closing price per Class A-1 Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange; (ii) if the Class A-1 Shares are not listed on a U.S. National Securities Exchange but are listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per Class A-1 Share (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if the Class A-1 Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; (iv) if the Class A-1 Shares are not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and the Class A-1 Shares are not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose or (v) if none of the conditions set forth in clauses (i), (ii), (iii) or (iv) is met then the amount as determined by the Board;

(u)           “Class A Shareholder” means a holder of Class A Shares;

(v)           “Class A-1 Shareholder” means a holder of Class A-1 Shares;

(w)          “Class B Shares” means the class B limited voting shares in the capital of the Company;

(x)           “Class B Shareholder” means a holder of Class B Shares;

(y)           “Class C Conversion Notice” has the meaning as provided in section 4.15;

(z)           “Class C conversion number” has the meaning as provided in section 4.15;

(aa)         “Class C Shares” means the class C non-voting shares in the capital of the Company;

(bb)         “Class C Shareholder” means a holder of Class C Shares;

(cc)         “Close of Business” means 5:00 p.m., Eastern Time;

(dd)         “Company” means Brookfield Asset Management Reinsurance Partners Ltd.;

(ee)         “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

(ff)          “Conversion Amount” has the meaning as provided in section 2.18;

(gg)         “Conversion Blackout Period” has the meaning set forth in Section 2.20;

(hh)         “Conversion Right” has the meaning as provided in section 2.18;

(ii)           “distribution” includes a dividend, a capital reduction resulting in a return of capital, or a combination of a dividend and a capital reduction;

(jj)           “Effective Date” means, with respect to an event described in clauses (i) and (v) of the definition of “Exchange Factor” below, the first date on which the BAM Shares, Class A Shares or Class A-1 Shares, as applicable, trade on the applicable exchange or in the applicable market, in a regular way, reflecting the relevant share split, subdivision, reserve split, combination or reclassification, as applicable;

(kk)         “Exchangeable Distributions” has the meaning as provided in section 2.2;

(ll)           “Exchangeable Shares” means, the Class A Shares and/or the Class A-1 Shares, as applicable;

(mm)        “Exchangeable Shareholders” means a holder of Exchangeable Shares;

(nn)         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(oo)         “Exchange Consideration” has the meaning as provided in section 2.15;

(pp)         “Exchange Date” means the date upon which a Tendering Exchangeable Shareholder’s Exchange Right has been satisfied by the delivery of the Exchange Consideration to such Tendering Exchangeable Shareholder with respect to its Tendered Exchangeable Shares;

(qq)         “Exchange Factor” means 1.0; provided that in the event that:

(i)        BAM (a) declares or pays a dividend on its outstanding BAM Shares wholly or partly in BAM Shares; (b) splits or subdivides its outstanding BAM Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding BAM Shares into a smaller number of BAM Shares, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (assuming for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of BAM Shares (determined without the above assumption) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under this clause (i) shall become effective immediately after the Open of Business on the Record Date for such dividend, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such distribution of the type described in this clause (i) is declared but not so paid or made and will not be so paid or made, the Exchange Factor shall be immediately readjusted, effective as of the date the BAM Board determines not to pay such dividend, to the Exchange Factor that would be in effect if such dividend had not been declared.

(ii)        BAM distributes any rights, options or warrants to all or substantially all holders of BAM Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire BAM Shares (or other securities convertible into, exchangeable for or exercisable for BAM Shares) (each a “BAM Distributed Right”), then, as of the Record Date for the distribution of such BAM Distributed Rights or, if later, the time such BAM Distributed Rights become exercisable, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such BAM Distributed Rights become exercisable) plus the maximum number of BAM

Shares deliverable or purchasable under such BAM Distributed Rights and (B) the denominator of which shall be (x) the number of BAM Shares issued and outstanding as of the Close of Business on the Record Date plus (y) such number of BAM Shares determined by dividing the minimum aggregate cash purchase price under such BAM Distributed Rights of the maximum number of BAM Shares purchasable under such BAM Distributed Rights by the average of the BAM Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such BAM Distributed Rights become exercisable); provided, however, that, if any such BAM Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the Record Date of the BAM Distributed Rights, to reflect a reduced maximum number of BAM Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under this clause (ii) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance (or, if later, the date such rights, options or warrants become exercisable). To the extent that the BAM Shares are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Exchange Factor shall be decreased to the Exchange Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of BAM Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to issue such rights, options or warrants, to the Exchange Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such BAM Distributed Rights, there shall be taken into account any consideration received by BAM for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the BAM Board.

(iii)        (A) BAM distributes to all or substantially all holders of BAM Shares evidences of its indebtedness or assets (including securities, but excluding dividends paid exclusively in cash, distributions referred to in clauses (i) or (ii) above or any Spin-off referred to in clause (iii)(B) below) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities (but excluding distributions referred to in clause (ii) above), the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such dividend by a fraction (a) the numerator of which shall be the average of the BAM Share Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading

Day immediately prior to the Ex-Dividend Date for such dividend and (b) the denominator of which shall be the average of the BAM Share Value over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Ex-Dividend Date for such dividend less the fair market value on the Record Date for such dividend (as determined by the BAM Board) of the portion of the evidences of indebtedness or assets, rights, options or warrants so dividended applicable to one BAM Share.

Any adjustment under this clause (iii)(A) will become effective immediately after the Open of Business on the Record Date for such dividend. If such dividend is not paid or made, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to pay or make such dividend, to be the Exchange Factor that would then be in effect if such dividend had not been declared.

Notwithstanding the foregoing, if the fair market value (as determined by the BAM Board) of the portion of the evidences of indebtedness or assets, rights, options or warrants distributable to one BAM Share is equal to or greater than the average BAM Share Value referenced above in this clause (iii)(A), in lieu of the foregoing adjustment, each Exchangeable Shareholder shall receive from the Company, in respect of each Class A Share or Class A-1 Share held, as applicable,, a distribution of cash payable out of the funds legally available therefor (at the same time as holders of the BAM Shares), that in the determination of the Company, is comparable as a whole in all material respects with the amount of BAM indebtedness or assets or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities that such holder would have received if such holder owned a number of BAM Shares equal to the Exchange Factor in effect immediately prior to the Record Date.

(B) Where there has been a Spin-off, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such Spin-off by a fraction (a) the numerator of which shall be the average of the Last Reported Sale Prices of the share capital or similar equity interest applicable to one BAM Share distributed to BAM Share holders over the Valuation Period plus the average of the BAM Share Value over the Valuation Period and (b) the denominator of which shall be the average of the BAM Share Value over the Valuation Period; provided that, the Company may elect to pay cash in lieu of making an adjustment to the Exchange Factor provided by this clause (iii)(B), in which case the Company shall be required to pay to the Exchangeable Shareholders and the Exchangeable Shareholders shall be entitled to receive, cash on the third (3rd) Business Day immediately following the last Trading Day of the Valuation Period in an amount in respect of each Class A Share and/or Class A-1 Share held, calculated by multiplying the BAM Share Value on the Record Date of such Spin-off by the amount the Exchange Factor would have increased as a result of such Spin-off if no such cash payment was made.

Any adjustment under this clause (iii)(B) will be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Record Date for such Spin-off.

Notwithstanding the foregoing, in respect of any exchange by a Exchangeable Shareholder during the Valuation Period, references contained in the definition of Valuation Period to “ten (10) consecutive Trading Days” shall be deemed for the purposes of the foregoing for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-off and the Trading Day immediately preceding the Exchange Date in determining the Exchange Factor. If any such Spin-off does not occur, the Exchange Factor shall be decreased, effective as of the date the BAM Board determines not to proceed with the Spin-off, to be the Exchange Factor that would then be in effect if such Spin-off had not been pursued.

(iv)        BAM or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the BAM Shares (but excluding for all purposes any tender or exchange offer involving an offer to exchange BAM Shares for Class A Shares or any other security that is economically equivalent to BAM Shares), to the extent that the cash and value of any other consideration included in the payment per BAM Share exceeds the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), then the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date by a fraction (a) the numerator of which shall be (x) the sum of the aggregate value of all cash and any other consideration (as determined by the BAM Board) paid or payable in respect of BAM Shares in such tender or exchange offer plus (y) the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date multiplied by the number of BAM Shares issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all BAM Shares accepted for purchase or exchange in such tender or exchange offer, without duplication), and (b) the denominator of which shall be the number of BAM Shares issued and outstanding immediately prior to the Expiration Date (before giving effect to the purchase of all BAM Shares accepted for purchase or exchange in such tender or exchange offer) multiplied by the average of the BAM Share Value over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

For greater certainty, no adjustment under this clause (iv) will be made for any normal course issuer bid or similar stock buyback. Any adjustment under this clause (iv) will be made immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date and shall be given effect as of the Open of Business on the day next succeeding the Expiration Date.

Notwithstanding the foregoing, in respect of any exchange by a Exchangeable Shareholder during the Valuation Period, references above to “ten (10) consecutive Trading Days” shall be deemed for such holder to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Trading Day immediately preceding the Exchange Date in determining the Exchange Factor.

(v)        the Company (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares; (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding Class A Shares into a smaller number of Class A Shares, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (determined without the assumption for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of Class A Shares (assuming the above assumption has occurred) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

(vi)        the Company (a) declares or pays a dividend on its outstanding Class A-1 Shares wholly or partly in Class A-1 Shares; (b) splits or subdivides its outstanding Class A-1 Shares or (c) effects a reverse share split or otherwise combines or reclassifies its outstanding Class A-1 Shares into a smaller number of Class A-1 Shares, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date for such event by a fraction, (x) the numerator of which shall be the number of Class A-1 Shares issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable (determined without the assumption for such purpose that such dividend, split, subdivision, reverse split, combination or reclassification has occurred as of such time), and (y) the denominator of which shall be the actual number of Class A-1 Shares (assuming the above assumption has occurred) issued and outstanding as of the Close of Business on the Record Date for such dividend or the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable.

Any adjustment under clause (v) and this clause (vi) shall become effective immediately after the Open of Business on the Record Date for such dividend, or immediately after the Open of Business on the Effective Date for such split, subdivision, reverse split, combination or reclassification, as applicable. If such dividend of the type described in clause (v) and this clause (vi) is declared but not so paid or made and will not be so paid or made, the Exchange Factor shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend, to the Exchange Factor that would be in effect if such dividend had not been declared.

(vii)        the Company distributes any rights, options or warrants to all or substantially all holders of Class A Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Class A Shares (or other securities convertible into, exchangeable for or exercisable for Class A Shares) at a price per share that is less than the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “Class A Distributed Right”), then, as of the Record Date for the distribution of such Class A Distributed Rights or, if later, the time such Class A Distributed Rights become exercisable, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be (x) the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus (y) such number of Class A Shares determined by dividing the minimum aggregate cash purchase price under such Class A Distributed Rights of the maximum number of Class A Shares purchasable under such Class A Distributed Rights by the average of the Class A Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such Class A Distributed Rights become exercisable) and (B) the denominator of which shall be the number of Class A Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Class A Distributed Rights; provided, however, that, if any such Class A Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the Record Date of the Class A Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

(viii)        the Company distributes any rights, options or warrants to all or substantially all holders of Class A-1 Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Class A-1 Shares (or other securities convertible into, exchangeable for or exercisable for Class A-1 Shares) at a price per share that is less than the average of the Class A-1 Share

Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (each a “Class A-1 Distributed Right” and together with a “Class A Distributed Right, the “Distributed Rights”), then, as of the Record Date for the distribution of such Class A-1 Distributed Rights or, if later, the time such Class A-1 Distributed Rights become exercisable, the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the Open of Business on the Record Date by a fraction (A) the numerator of which shall be (x) the number of Class A-1 Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A-1 Distributed Rights become exercisable) plus (y) such number of Class A-1 Shares determined by dividing the minimum aggregate cash purchase price under such Class A-1 Distributed Rights of the maximum number of Class A-1 Shares purchasable under such Class A-1 Distributed Rights by the average of the Class A-1 Share Value for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (or, if later, the date such Class A-1 Distributed Rights become exercisable) and (B) the denominator of which shall be the number of Class A-1 Shares issued and outstanding as of the Close of Business on the Record Date (or, if later, the date such Class A-1 Distributed Rights become exercisable) plus the maximum number of Class A-1 Shares purchasable under such Class A-1 Distributed Rights; provided, however, that, if any such Class A-1 Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the Record Date of the Class A-1 Distributed Rights, to reflect a reduced maximum number of Class A-1 Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction.

Any adjustment under clause (vii) and clause (viii) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date (or, if later, the date such Distributed Rights become exercisable) for such issuance. To the extent that the Class A Shares are not delivered and will not be delivered after the exercise of such rights, options or warrants, the Exchange Factor shall be increased to the Exchange Factor that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Factor shall be increased, effective as of the date the Board determines not to issue such rights, options or warrants, to the Exchange Factor that would then be in effect if such Record Date for such issuance had not occurred.

In determining the minimum aggregate purchase price under such Distributed Rights, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

Any adjustment to the Exchange Factor shall be calculated up to four (4) decimal places. Within ten (10) Business Days of the effectiveness of any adjustment or readjustment of the Exchange Factor, the Company shall make a public announcement of such adjustment or readjustment.

Notwithstanding the foregoing, the Exchange Factor shall not be adjusted in connection with (a) an event described in clauses (i) through (iv) above (other than clause (iii)(B) above) if, in connection with such event, the Company makes a distribution of cash, Class A Shares, BAM Shares and/or rights, options or warrants to acquire Class A Shares and/or BAM Shares with respect to all applicable Class A Shares, splits or subdivides the Class A Shares, distributes to all or substantially all holders of Class A Shares evidences of its indebtedness or assets or effects a reverse split of, or otherwise combines or makes an offer for, the Class A Shares, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event, (b) a Spin-off as described in clause (iii)(B) above if the Company makes a compensating distribution in an amount and on terms that are equivalent to the value of such Spin-off as determined by the Company (which may include a distribution of the share capital or similar equity interests distributed to holders of BAM Shares in the Spin-off or other assets, cash or property (including securities)), or (c) an event described in clauses (v) through (vi) above if, in connection with such event, BAM makes a distribution of cash, Class A Shares, BAM Shares and/or rights, options or warrants to acquire Class A Shares and/or BAM Shares with respect to all BAM Shares, splits or subdivides the BAM Shares or effects a reverse split of, or otherwise combines or makes an offer for, the BAM Shares, as applicable, that, in the determination of the Company, is comparable as a whole in all material respects with such event;

(rr)          “Exchange Right” has the meaning as provided in Section 2.13;

(ss)         “Ex-Dividend Date” means, in respect of a distribution on the applicable securities, (a) the date on which such securities are traded without an entitlement to such distribution or (b) where such securities trade on a due bill basis, the date on which such dividend or distribution is paid;

(tt)           “Expiration Date” has the meaning as provided in clause (iv) of the definition of “Exchange Factor” above;

(uu)         “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

(vv)          “Last Reported Sale Price” means with respect to a security on a particular date, the market price of such security on such date or, if such date is not a Trading Day, the most recent Trading Day. The market price for each such Trading Day shall be: (i) if such security is listed on a U.S. National Securities Exchange, the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for such U.S. National Securities Exchange (or, if listed on more than one U.S. National Securities Exchange, the U.S. National Securities Exchange with the greatest volume of trading by dollar value over the 12-month period preceding the date of the calculation); (ii) if such security is not listed on a U.S. National Securities Exchange but is listed on the TSX, the U.S. dollar equivalent (calculated using the rate published by the Bank of Canada as of 4:30 p.m., Eastern Time, on such date) of the closing price per security (or, if no closing price is reported, the average of the last quoted bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day for the TSX; (iii) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX, the last quoted bid price on such day in the over-the-counter market on such day as reported by OTC Markets Group Inc. or a similar organization; or (iv) if such security is not listed or admitted to trading on any U.S. National Securities Exchange or the TSX and such security is not quoted in the over-the-counter market, the average of the mid-point of the last quoted bid and ask prices on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose;

(ww)       “Laws” means all federal, provincial, state, municipal, regional and local laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, certificates, ordinances, judgments, injunctions, determinations, awards, decrees, legally binding codes, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any governmental entity, and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are binding upon or applicable to such Person or its assets;

(xx)          “legal personal representative” means the personal or other legal representative of the shareholder;

(yy)          “Liquidation Amount” has the meaning as provided in Section 2.28;

(zz)          “Liquidation Call Consideration” has the meaning as provided in Section 2.31;

(aaa)        “Liquidation Call Right” has the meaning as provided in Section 2.31;

(bbb)        “Liquidation Date” has the meaning as provided in Section 2.28;

(ccc)         “Liquidation Event” has the meaning as provided in Section 2.28;

(ddd)        “Liquidation Reference Date” has the meaning as provided in Section 2.28;

(eee)         “Notice of Conversion” means a Notice of Conversion substantially in the form set forth on Exhibit A hereto;

(fff)          “Notice of Exchange” means a Notice of Exchange substantially in the form set forth on Exhibit B hereto (or notice of the exercise of Exchange Rights in such other form as may be acceptable to BAM);

(ggg)         “Notice of Redemption” means a Notice of Redemption substantially in the form set forth on Exhibit C hereto;

(hhh)        “Open of Business” means 9:00 a.m., Eastern Time;

(iii)       “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, governmental entity or other entity however designated or constituted and pronouns have a similarly extended meaning;

(jjj)         “Record Date” means with respect to any distribution or other transaction or event in which the holders of BAM Shares, Class A Shares and/or Class A-1 Shares have the right to receive any cash, securities, assets or other property or in which BAM Shares, Class A Shares and/or Class A-1 Shares are exchanged for or converted into any combination of securities, cash, assets or other property, the date fixed for determination of holders of BAM Shares, Class A Shares and/or Class A-1 Shares entitled to receive such cash, securities, assets or other property (whether such date is fixed by the BAM Board or the Board, as applicable, or a duly authorized committee thereof, or as determined pursuant to any statute, constating document, contract or otherwise);

(kkk)         “Redemption Call Right” has the meaning as provided in Section 2.24;

(lll)         “Redemption Consideration” has the meaning as provided in Section 2.24;

(mmm)     “Regulatory Condition” has the meaning as provided in section 2.18;

(nnn)       “Rights Agent” means Wilmington Trust, National Association, and includes any person who becomes a successor or replacement rights agent and is deemed to refer to all successors, including, without limitation, by operation of law, of such rights agent;

(ooo)       “Rights Agreement” means that certain Rights Agreement relating to the Exchange Right and entered into by and between BAM, the Company and the Rights Agent as it may be amended or modified from time to time in accordance with the terms thereof;

(ppp)       “Specified Conversion Date” means, with respect to each Notice of Conversion, the later of the tenth (10th) Business Day following the receipt of such Notice of Conversion by the Transfer Agent and the date on which the Regulatory Condition is satisfied;

(qqq)       “Specified Redemption Date” means, with respect to the Notice of Redemption, the sixtieth (60th) day following delivery of such Notice of Redemption to the Class A Shareholder or Class A-1 Shareholder, as applicable, or such later day specified in such Notice of Redemption;

(rrr)       “Specified Exchange Date” means, with respect to each Notice of Exchange for which an Exchange Date has not occurred prior thereto, the tenth (10th) Business Day following the receipt of such Notice of Exchange by the Transfer Agent;

(sss)        “Spin-off” means a payment by BAM of a distribution of shares of any class or series, or similar equity interest, of or relating to a subsidiary or business unit of BAM, that are, or, when issued, will be, listed or admitted for trading on a U.S. National Securities Exchange or the TSX;

(ttt)         “Tendered Exchangeable Shares” has the meaning as provided in Section 2.13;

(uuu)       “Tendering Exchangeable Shareholder” has the meaning as provided in Section 2.13;

(vvv)      “Trading Day” means a day on which (a) trading in the applicable securities generally occurs on a U.S. National Securities Exchange or, if the applicable securities are not then listed on a U.S. National Securities Exchange, on the TSX or such other market on which the applicable securities are then traded and (b) a Last Reported Sale Price for the applicable securities is available on such securities exchange or market. If the applicable securities are not so listed, or in the case of unlisted securities, so traded, “Trading Day” means a “Business Day”;

(www)     “Transfer” means any sale, assignment, surrender, gift or transfer of ownership of, the granting or foreclosure of a pledge, mortgage, charge, security interest, hypothecation or other encumbrance, whether voluntary, involuntary, by operation of law or otherwise, or the entry into of any contract, option or other arrangement or understanding with respect to the foregoing;

(xxx)       “Transfer Agent” means TSX Trust Company, and includes any person who becomes a successor or replacement transfer agent and is deemed to refer to all successors, including, without limitation, by operation of law, of such transfer agent;

(yyy)       “TSX” means the Toronto Stock Exchange;

(zzz)       “Unpaid Distributions” has the meaning as provided in Section 2.4;

(aaaa)     “U.S. National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act on which the applicable securities are listed, or if the applicable securities are not listed on an exchange so registered with the U.S. Securities and Exchange Commission, any other U.S. exchange, whether or not so registered, on which the applicable securities are listed;

(bbbb)     “Valuation Date” means (i) the date of receipt by the Transfer Agent of a Notice of Exchange, or, if such date is not a Trading Day, the first (1st) Trading Day thereafter; or (ii) the day immediately preceding the date the Company issues a Notice of Redemption, or, if such day is not a Business Day, the Trading Day immediately preceding such day; and

(cccc)      “Valuation Period” means, with respect to any Spin-off, the ten (10) consecutive Trading Day period commencing on, and including, the Ex-Dividend Date of the Spin-off.

Actions on Non-Business Days

1.2                      Whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

Currency

1.3                      Except where otherwise expressly provided herein, all amounts are stated in U.S. currency.

PART 2

SPECIAL RIGHTS AND RESTRICTIONS

CLASS A EXCHANGEABLE LIMITED VOTING SHARES AND CLASS A-1 NON-VOTING SHARES

Special Rights and Restrictions

2.1                      The Class A Shares as a class and the Class A-1 Shares as a class, as applicable, shall have attached thereto the special rights and restrictions specified in this Part 2. Except for the voting rights set forth in Section 2.11 and Section 2.12 and the conversion rights set forth in Sections 2.18 to 2.20, the rights, privileges, restrictions and conditions attached to the Class A Shares as a class and the Class A-1 Shares as a class are identical in all respects.

DISTRIBUTIONS

Distribution Rights

2.2                        Each Exchangeable Shareholder shall be entitled to receive, and the Company shall pay thereon, as and when declared by the Board, distributions which, for greater certainty, may take the form of a dividend, a capital reduction resulting in a return of capital, or a combination of a dividend and a capital reduction, in each case in an amount for each Exchangeable Share equal to the cash dividend declared on each BAM Share on each BAM Dividend Declaration Date multiplied by the Exchange Factor in effect on the Record Date of such dividend or capital reduction (the “Exchangeable Distribution”), it being understood that Exchangeable Shareholders will not be entitled to any distributions other than the Exchangeable Distribution, except as provided in these Bye-Laws. The record and payment dates for any Exchangeable Distributions shall be such dates that the Board shall designate from time to time.

Stock Distributions, Consolidations and Subdivisions

2.3                         In the event of a stock distribution, consolidation or subdivision of the BAM Shares, a corresponding stock distribution, consolidation or subdivision may be effected in respect of the Exchangeable Shares in order to avoid the need to make an adjustment to the Exchange Factor. In addition, in the event a distribution is declared and paid on the Class B Shares consisting of Class B Shares, the Board shall, subject to applicable Law, contemporaneously declare and pay on the Exchangeable Shares an equivalent distribution on a per share basis consisting of Exchangeable Shares. In the event the Board approves, and the Company effects, a consolidation, division or subdivision of the Class B Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board shall, subject to applicable Law, contemporaneously approve, and the Company shall contemporaneously effect, an equivalent consolidation, division or subdivision of the Exchangeable Shares. In the event the Board approves, and the Company effects, a consolidation, division or subdivision of either class of the Exchangeable Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board shall, subject to applicable Law, contemporaneously approve, and the Company shall contemporaneously effect, an equivalent consolidation, division or subdivision of both classes of Exchangeable Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class A-1 Shares, Class B Shares, Class C Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class A Shares or Class A-1 Shares, as applicable.

Unpaid Distributions

2.4                       If the full amount of a Exchangeable Distribution is not paid on the payment date for any dividend declared by the BAM Board on the BAM Shares, then such Exchangeable Distribution shall accrue and accumulate (without interest), whether or not the Company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized (such amounts, the “Unpaid Distributions”). Any distribution payment made on the Class A Shares, Class A-1 Shares or Class B Shares shall first be credited against the earliest accumulated Unpaid Distributions due with respect to such shares which remains payable.

Payment of Distributions

2.5                       Cheques of the Company may be issued in respect of all Exchangeable Distributions contemplated by Section 2.2 and the sending of such cheque to each Exchangeable Shareholder will satisfy the cash distribution represented thereby unless the cheque is not paid on presentation. Subject to the requirements of applicable Law with respect to unclaimed property, no Exchangeable Shareholder will be entitled to recover by action or other legal process against the Company any distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of two years from the date on which such distribution was first payable.

RANKING

Ranking of the Class A Shares and Class A-1 Shares

2.6                       The Class A Shares, the Class A-1 Shares and the Class B Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank pari passu with each other, in preference to the Junior Preferred Shares and the Class C Shares, and after the Senior Preferred Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of distributions (if, as and when declared) and on a return of capital on the liquidation, dissolution or winding up the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for purposes of winding up its affairs.

VOTING

Voting Rights of Class A Shares

2.7                       Except as expressly provided herein, each Class A Shareholder will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class A Shareholder shall be entitled to cast one vote for each Class A Share held at the record date for the determination of shareholders entitled to vote on any matter. Except as required by Law and except for any matter that only requires the approval of the holders of the Class C Shares as set out in this Schedule “A” and except for voting in respect of the election of Directors, all resolutions of shareholders must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class B Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

2.8                       Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class A Shares shall be entitled to elect one-half of the Board, provided that, at any time that there are no Class B Shares outstanding, the Class A Shares will be entitled to elect the full Board.

2.9                       As provided for in Bye-Law 85, each holder of Class A Shares has the right to cast a number of votes equal to the number of votes attached to the Class A Shares held by the holder multiplied by the number of directors designated for election by all holders of Class A Shares. A holder of Class A Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Amendment with Approval of Class A Shareholders

2.10                      In addition to any other approvals required by Law, any approval given by the Class A Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the Class A Shareholders as a separate class will be deemed to have been sufficiently given if it will have been given in accordance with applicable Law, subject to a minimum requirement that such amendment be approved by not less than a majority of the votes cast on such amendment at a meeting of Class A Shareholders duly called and held for such purpose.

Voting Rights of Class A-1 Shares

2.11                      Except as otherwise expressly provided herein or as required by Law, each Class A-1 Shareholder shall be entitled to notice of, and to attend, any meetings of shareholders of the Company (except meetings at which only holders of another specified class or series of shares are entitled to vote), but shall not otherwise be entitled to vote at any such meeting.

Amendment with Approval of Class A-1 Shareholders

2.12                      In addition to any other approvals required by Law, any approval given by the Class A-1 Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class A-1 Shares or any other matter requiring the approval or consent of the Class A-1 Shareholders as a separate class will be deemed to have been sufficiently given if it will have been given in accordance with applicable Law, subject to a minimum requirement that such amendment be approved by not less than a majority of the votes cast on such amendment at a meeting of Class A-1 Shareholders duly called and held for such purpose.

EXCHANGE RIGHTS

Exchange at the Option of the Exchangeable Shareholder

2.13                      Subject to applicable Law, each Exchangeable Shareholder shall have the right (the “Exchange Right”) to require BAM to acquire all or such portion of the Exchangeable Shares registered in the name of such Exchangeable Shareholder specified in a Notice of Exchange delivered to the Transfer Agent by or on behalf of such Exchangeable Shareholder (such Exchangeable Shares being hereafter referred to as “Tendered Exchangeable Shares” and such Exchangeable Shareholder, the “Tendering Exchangeable Shareholder”) for the BAM Shares Amount per Tendered Exchangeable Share or, if BAM elects in its sole and absolute discretion, the Cash Amount (in lieu of the BAM Shares Amount per Tendered Exchangeable Share), plus, in either case, a cash amount equal to any Unpaid Distributions per Tendered Exchangeable Share. Notwithstanding the foregoing, (i) for so long as there is not an effective registration statement for the delivery of the BAM Shares Amount for the Tendered Exchangeable Shares, BAM will not be required to deliver a Cash Amount (in lieu of the BAM Shares Amount for any Tendered Exchangeable Shares) in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period, provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period; and (ii) a Notice of Exchange will not be accepted, and no Exchange Right may be exercised, during the 15 business days prior to the Specified Redemption Date or the occurrence of a Liquidation Event or a BAM Liquidation Event.

Notice of Exchange

2.14                     An Exchangeable Shareholder must deliver a Notice of Exchange either electronically (by electronic mail or by any other electronic procedure that may be established by the Transfer Agent from time to time and communicated to the Exchangeable Shareholders by the Company, BAM or the Transfer Agent) or physically (by mail, courier, hand delivery or otherwise) to any office of the Transfer Agent. The Transfer Agent shall promptly notify BAM and the Rights Agent of the receipt of a Notice of Exchange.

Satisfaction of Exchange Rights

2.15(a)                     After receipt by the Transfer Agent of a Notice of Exchange and such additional documents and instruments as the Transfer Agent, BAM or its transfer agent may reasonably require, subject to Section 2.15(b), BAM will acquire the applicable Tendered Exchangeable Shares on or prior to the Specified Exchange Date. Subject to Section 2.15(b), BAM will deliver or cause to be delivered to the Tendering Exchangeable Shareholder, at the address of the holder recorded in the register of the Company for the Class A Shares or Class A-1 Shares, as applicable, or at the address specified in the holder’s Notice of Exchange, either (i) the BAM Shares Amount, or (ii) the Cash Amount, as BAM may determine in its sole and absolute discretion, together with a cash amount for each Tendered Exchangeable Share equal to any Unpaid Distributions per Tendered Exchangeable Share ((i) or (ii), plus such Unpaid Distributions collectively being the “Exchange Consideration”) and such delivery of such Exchange Consideration by or on behalf of BAM will be deemed to be payment of and will satisfy and discharge all liability for the Exchange Rights so exercised. Should BAM elect to satisfy Exchange Rights by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in Section 2.5.

(b) Notwithstanding Section 2.15(a), after receipt by the Transfer Agent of a Notice of Exchange, pursuant to the terms of one or more agreements (each, a “Remarketing Agreement”) between BAM and one or more persons (a “Remarketer”), a Remarketer may find purchasers for any Tendered Exchangeable Shares at a price that is not less than (after expenses) the Exchange Consideration, provided that the conditions set forth in this Section 2.15(b) are satisfied. If a purchaser is found pursuant to the terms of the Remarketing Agreement (a “Purchaser”), the Purchaser will purchase from such Tendering Exchangeable Shareholder the Tendered Exchangeable Shares on the date specified by the Remarketer, provided that such date shall be at least two Business Days prior to the Specified Exchange Date (the “Purchase Date”) for a price that is not less than (after expenses) the Exchange Consideration. Provided that the payment (the “Remarketing Consideration”) for the Tendered Exchangeable Shares has been paid to the Tendering Exchangeable Shareholder, then (i) the closing of the purchase and sale of the Tendered Exchangeable Shares will be deemed to have occurred as at the close of business on the Purchase Date, (ii) BAM will not acquire the Tendered Exchangeable Shares and (iii) BAM will no longer be obligated pursuant to Section 2.13 to satisfy the Exchange Rights and deliver the Exchange Consideration. For greater certainty, if (x) a Purchaser cannot be found, (y) the Tendering Exchangeable Shareholder has withheld its consent to the sale of the Tendered Exchangeable Shares or (z) the Purchaser fails to deliver, subject to any tax withholding due, the price that is not less than (after expenses) the Exchange Consideration in each case, prior to the Purchase Date, the Tendering Exchangeable Shareholder will receive, in consideration for each Tendered Exchangeable Share, the Exchange Consideration from BAM pursuant to Section 2.15(a).

2.16                     Any Tendering Exchangeable Shareholder shall have no further right, with respect to any Tendered Exchangeable Shares redeemed, repurchased or exchanged, to receive any distributions on the Exchangeable Shares with a Record Date on or after the date on which the Transfer Agent receives such Notice of Exchange. Each Tendering Exchangeable Shareholder shall continue to own each Exchangeable Share subject to any Notice of Exchange, and be treated as an Exchangeable Shareholder with respect to each such Exchangeable Share for all other purposes of these Bye-Laws, until such Exchangeable Share has been acquired in accordance with Section 2.15. A Tendering Exchangeable Shareholder shall have no rights as a shareholder of BAM with respect to any BAM Shares to be received by such Tendering Exchangeable Shareholder in exchange for Tendered Exchangeable Shares pursuant to Section 2.13 until such BAM Shares have been issued to such Tendering Exchangeable Shareholder.

2.17                  If BAM does not satisfy its obligations under section 2.13 to deliver the Exchange Consideration to a Tendering Exchangeable Shareholder within ten (10) Business Days after the Specified Exchange Date, such Tendering Exchangeable Shareholder shall have the right, pursuant to the Rights Agreement, to institute and maintain any suit, action or proceeding against BAM in any court of competent jurisdiction to enforce, or otherwise act in respect of, the obligations of BAM to deliver the Exchange Consideration, and each Exchangeable Shareholder shall be made a third party beneficiary of the Rights Agreement and shall have the full right to enforce the Rights Agreement in accordance with its terms as if it were a signatory thereto.

2.17.1 Following the acquisition of a Tendered Exchangeable Share by BAM pursuant to Section 2.15(a), BAM will own the Tendered Exchangeable Share and be treated as an Exchangeable Shareholder with respect to such Exchangeable Share for all purposes of these Bye-Laws provided that:

a)	BAM will not be permitted to exercise the Exchange Right in respect of the Tendered Exchangeable Share;

b)	BAM will be permitted to convert the Tendered Exchangeable Share into Class C Shares pursuant to Section 4.15; or

c)

BAM will be permitted to transfer the Tendered Exchangeable Share (“Recirculated Exchangeable Share”), in which case any holder of a Recirculated Exchangeable Share would be permitted to exercise the Exchange Right, but provided that prior notice of the transfer is given to the Company confirming (i) the number of Recirculated Exchangeable Shares, (ii) the approval by the BAM board of directors of the issuance of the BAM Shares issuable on exchange of the Recirculated Exchangeable Shares (“Additional BAM Shares”), (iii) if the Exchangeable Shares are then listed on the any stock exchange, the approval of the stock exchange for the listing of the Additional BAM Shares and (iv) the satisfaction by BAM of the securities laws applicable to the transfer (provided that this Section 2.17.1(c) shall not be interpreted as requiring the Company to register such Recirculated Exchangeable Share).

CONVERSION RIGHTS

Conversion at the Option of the Class A-1 Shareholder

2.18                     Subject to and in compliance with the provisions of this Section 2.18 and applicable Law, each Class A-1 Shareholder shall be entitled, from time to time, to convert any Class A-1 Shares held by it into Class A Shares on a one for one basis (the “Conversion Right”). No Class A-1 Shareholder shall be permitted to convert its Class A-1 Shares, and the Company will not authorize or effect any conversions of Class A-1 Shares, unless the requesting holder has provided satisfactory evidence to the Company that either (i) such Class A-1 Shareholder and its affiliates will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares or (ii) such Class A-1 Shareholder and its affiliates have received all required regulatory approvals and consents or, if applicable exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares, as determined by the Company acting reasonably (the “Regulatory Condition”). The right of conversion herein provided for may be exercised by notice in writing given to the Transfer Agent (a “Notice of Conversion”), which notice shall specify the number of Class A-1 Shares that the Class A-1 Shareholder desires to have converted (the “Conversion Amount”).

Notice of Conversion

2.19                  A Class A-1 Shareholder must deliver a Notice of Conversion either electronically (by electronic mail or by any other electronic procedure that may be established by the Transfer Agent from time to time and communicated to the Class A-1 Shareholders by the Company, BAM or the Transfer Agent) or physically (by mail, courier, hand delivery or otherwise) to any office of the Transfer Agent. The Transfer Agent shall promptly notify the Company of the receipt of a Notice of Conversion.

2.20                     No Notice of Conversion will be accepted during (i) the calendar month in which quarterly distributions are paid to the Exchangeable Shareholders or the Class A Shareholder, or (ii) during the period commencing 10 business days prior to the Record Date for any special dividend or stock distribution and up to and including on the payment date for such dividend (the “Conversion Blackout Period”). Any notice of conversion purported to be delivered to the Company during a Conversion Blackout Period will be deemed to have been received on the business day immediately following the date on which a Conversion Blackout Period expires.

Satisfaction of Conversion Rights

2.21                   Upon receipt of a Notice of Conversion, and subject to the satisfaction of the Regulatory Condition set forth in Section 2.18 and Section 2.20, and any other provisions of any applicable Laws, the Company will, on or prior to the Specified Conversion Date, redeem the Class A-1 Shares subject to the Notice of Conversion in exchange for the issue and delivery to the converting Class A-1 Shareholder of the requisite number of Class A Shares and the Transfer Agent shall cancel the converted Class A-1 Shares subject to the Notice of Conversion effective concurrently therewith.

2.22                   Any converting Class A-1 Shareholder shall have no further right, with respect to any Class A-1 Shares converted, to receive any distributions on the Class A-1 Shares with a Record Date on or after the Specified Conversion Date. Each converting Class A-1 Shareholder shall continue to own each Class A Share subject to any Notice of Conversion, and be treated as a Class A-1 Shareholder with respect to each such Class A-1 Share for all other purposes of these Bye-Laws, until such Class A-1 Share has been converted in accordance with Section 2.18.

REDEMPTION RIGHTS

Redemption

2.23                   If the Company delivers or causes to be delivered a Notice of Redemption to the Exchangeable Shareholders, which Notice of Redemption may be subject to one or more conditions as determined by the Board, the Company shall, subject to the satisfaction of such conditions, redeem all of the issued and outstanding Exchangeable Shares on the Specified Redemption Date. Subject to the prior written approval of the Class C Shareholders, the Company may deliver a Notice of Redemption at any time, in its sole discretion and subject to applicable Law, including in any of the following circumstances:

(a)          the total number of Class A Shares (retroactively adjusted to reflect any consolidations, divisions or subdivisions) outstanding decreases by 50% or more over any 6-month period;

(b)           the daily aggregate market value of the outstanding Class A Shares (based on the Class A Share Value multiplied by the number of outstanding Class A Shares on each such day) (i) is less than $250 million for more than six consecutive months or (ii) decreases by 50% or more from its high over any three-month period;

(c)            a Person acquires 90% of the BAM Shares in a take-over bid (as defined by Applicable Securities Laws);

(d)            the shareholders of BAM approve an acquisition of BAM by way of arrangement, amalgamation or similar transaction;

(e)           the shareholders of BAM approve a restructuring or other reorganization of BAM or a BAM Liquidation Event is pending;

(f)           there is a pending sale of all or substantially all the assets of BAM;

(g)           there is a change of Law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of the Company and the shareholders of the Company, that may result in adverse tax consequences for the Company or the shareholders of the Company; or

(h)           the Board, in its sole discretion, concludes that the Exchangeable Shareholders are adversely impacted by a fact, change, or other circumstance relating to the Company.

Redemption Procedure

2.24                   In the event of a redemption of the Exchangeable Shares, the Company shall, at or prior to Close of Business on the Specified Redemption Date, pay to each Exchangeable Shareholder either (i) the BAM Shares Amount, or (ii) the Cash Amount, as the Company may determine in its sole and absolute discretion, together with a cash amount for each Exchangeable Share equal to any Unpaid Distributions per Exchangeable Share ((i) or (ii), plus such Unpaid Distributions collectively being the “Redemption Consideration”) and such delivery of such Redemption Consideration by or on behalf of the Company by the Transfer Agent will be deemed to be payment of and will satisfy and discharge all liability for the redemption of the Exchangeable Shares. Should the Company elect to satisfy its obligation to redeem the Exchangeable Shares by delivering the Cash Amount, then the payment of such amount shall be made in the manner set forth in Section 2.5.

2.25                     Each Exchangeable Shareholder shall continue to own each Exchangeable Share subject to any Notice of Redemption, and be treated as a Class A Shareholder or Class A-1 Shareholder, as applicable, with respect to each such Exchangeable Share, until such Exchangeable Share has been redeemed in accordance with Section 2.24. A Exchangeable Shareholder shall have no rights as a shareholder of BAM with respect to any BAM Shares to be received by such Exchangeable Shareholder on a redemption of Exchangeable Shares pursuant to Section 2.24 until such BAM Shares have been issued to such Class A Shareholder.

BAM Redemption Call Right

2.26                     Notwithstanding the provisions in Sections 2.23 to 2.24 above, in the event the Company provides a Notice of Redemption to each Exchangeable Shareholder, BAM shall have an overriding right to acquire, or cause its affiliate to acquire, all, but not less than all, of the Exchangeable Shares from each Exchangeable Shareholder by delivering the Redemption Consideration (the form of Redemption Consideration to be determined by BAM in its sole and absolute discretion) in accordance with Section 2.24, mutatis mutandis, in satisfaction of the obligations of the Company as set out therein (such right being the “Redemption Call Right”), and in the event of the exercise by BAM of the Redemption Call Right, each Exchangeable Shareholder will be obligated to sell all Exchangeable Shares held by such Exchangeable Shareholder to BAM (or its affiliate, as applicable) on delivery by BAM (or its affiliate, as applicable) to such Exchangeable Shareholder of the Redemption Consideration and the Company will have no obligation to pay any Redemption Consideration to the holders of such Exchangeable Shares so purchased by BAM.

2.27                 In order to exercise its Redemption Call Right, BAM must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Company, of its intention to exercise such right at least 10 days before the Specified Redemption Date.

LIQUIDATION

Liquidation Rights

2.28                     Upon any liquidation, dissolution, winding up of the Company or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary (a “Liquidation Event”), including where substantially concurrent with the liquidation, dissolution, or winding up of BAM or any other distribution of BAM’s assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary (a “BAM Liquidation Event”), each Exchangeable Shareholder shall, subject to the exercise of the Liquidation Call Right, be entitled to, on the effective date of the Liquidation Event (the “Liquidation Date”) either, as the Company may determine in its sole and absolute discretion, one BAM Share for each Exchangeable Share then held or an amount in cash for each Exchangeable Share then held equal to the BAM Share Value on the Trading Day immediately preceding the public announcement of the Liquidation Event (the “Liquidation Reference Date”) multiplied by the Exchange Factor (the “Liquidation Amount”).

2.29	The rights of the Exchangeable Shareholders to receive the amount set forth in Section 2.28 is subject to:

(a)           the prior rights of holders of all classes and series of Senior Preferred Shares and any other class of shares ranking in priority or rateably with the Class A Shares or the Class A-1 Shares; and

(b)           prior payment in full of all Unpaid Distributions.

2.30                     If, upon any such Liquidation Event, the assets of the Company are insufficient to make payment in full to all Exchangeable Shareholders of the foregoing amounts set forth in Section 2.28 with respect to the Liquidation Event, then such assets (or consideration) shall be distributed among the Exchangeable Shareholders at the time outstanding, rateably in proportion to the full amounts to which they would otherwise be respectively entitled to receive under Section 2.28.

BAM Liquidation Call Right

2.31                     Notwithstanding Section 2.28, BAM will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the occurrence of any Liquidation Event, to purchase from, or cause its affiliate to purchase from, all but not less than all of the Exchangeable Shareholders on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder in exchange for the issuance by BAM of such number of BAM Shares per Exchangeable Share equal to the Exchange Factor in effect on the Liquidation Reference Date (and together with a cash amount for each Class A Share equal to any Unpaid Distributions per Class A Share, the “Liquidation Call Consideration”). In the event of the exercise of a Liquidation Call Right, each such Exchangeable Shareholder will be obligated on the Liquidation Date to sell all the Exchangeable Shares held by such holder to BAM on the Liquidation Date upon issuance by BAM to the holder of the Liquidation Call Consideration for each such Exchangeable Share, and the Company will have no obligation to pay any Liquidation Amount to the holders of such Exchangeable Shares so purchased by BAM.

2.32                     In order to exercise the Liquidation Call Right, BAM must notify the Transfer Agent in writing, as agent for the Exchangeable Shareholders and the Company, of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Company. If BAM exercises the Liquidation Call Right in accordance with this Section 2.32, all obligations of the Company under Sections 2.28 to 2.30 will terminate and on the Liquidation Date BAM will purchase and Exchangeable Shareholders will sell all of their Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Consideration.

OTHER RIGHTS AND RESTRICTIONS

Call Rights

2.33                     Each Exchangeable Shareholder, whether a registered holder or a beneficial holder, by virtue of becoming and being such a holder will be deemed to acknowledge each of the Redemption Call Right and the Liquidation Call Right, in each case, in favour of BAM, and the overriding nature thereof in connection with the exercise of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of BAM as herein provided.

No Fractional BAM Shares

2.34                  Notwithstanding anything to the contrary set forth herein, no fractional BAM Shares shall be issued in connection with (i) the satisfaction of Exchange Rights, (ii) a redemption or acquisition of the Exchangeable Shares by the Company or pursuant to the Redemption Call Right, or (iii) a Liquidation Event. In lieu of any fractional BAM Shares to which a Tendering Exchangeable Shareholder or a Exchangeable Shareholder, as applicable, would otherwise be entitled in circumstances (i)-(iii) in the immediately preceding sentence, the Company or BAM, as applicable, shall pay a cash amount equal to the BAM Share Value on the Trading Day immediately preceding the Exchange Date, Specified Redemption Date or Liquidation Date, as applicable, multiplied by such fraction of a BAM Share.

Withholding Taxes

2.35                     Each Tendering Exchangeable Shareholder or Exchangeable Shareholder, as applicable, shall be required to pay to the Company, BAM or a Remarketer, as applicable, the amount of any tax withholding due upon the exchange of Exchangeable Shares pursuant to Section 2.15(a) or Section 2.15(b), as applicable, the redemption of the Exchangeable Shares, the conversion of the Class A-1 Shares, or the exchange of Exchangeable Shares on a Liquidation Event, and will be deemed to have authorized the Company, BAM or a Remarketer, as applicable, to retain such portion of the Exchange Consideration, the Remarketing Consideration, the Conversion Amount, the Redemption Consideration, the Liquidation Amount or the Liquidation Call Consideration, as applicable, as the Company or BAM reasonably determines is necessary to satisfy its tax withholding obligations. Before making any withholding pursuant to this Section 2.35, the Company, BAM, or a Remarketer, as applicable, shall (i) give each Tendering Exchangeable Shareholder or Exchangeable Shareholder, as applicable, within three (3) Business Days after receipt of a Notice of Exchange, or delivery of a Notice of Redemption, a Notice of Conversion, a notice of a Liquidation Event or a notice of the exercise of the Redemption Call Right or the Liquidation Call Right, as applicable, notice of the Company’s or BAM’s or a

Remarketer’s good faith estimate of the amount of any anticipated tax withholding (together with the legal basis therefor) due upon the exchange of Tendered Exchangeable Shares pursuant to Section 2.15(a) or Section 2.15(b), as applicable, the redemption of the Exchangeable Shares, the conversion of the Class A-1 Shares, or the exchange of Exchangeable Shares on a Liquidation Event, (ii) provide the Tendering Exchangeable Shareholder or Exchangeable Shareholder with sufficient opportunity to provide any forms or other documentation or take such other steps in order to avoid or reduce such tax withholding, and (iii) reasonably cooperate with the Tendering Exchangeable Shareholder or Exchangeable Shareholder in good faith to attempt to reduce any amounts that would otherwise be withheld pursuant to this Section 2.35; provided that any determination with respect to the tax withholding shall be made by the Company, BAM, an affiliate of BAM or a Remarketer, as applicable, in its sole discretion exercised in good faith.

PART 3

SPECIAL RIGHTS AND RESTRICTIONS

CLASS B LIMITED VOTING SHARES

Special Rights and Restrictions

3.1                       The Class B Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 3.

Distribution Rights

3.2                       Each Class B Shareholder shall be entitled to receive, and the Company shall declare and pay thereon, distributions that, for greater certainty, may take the form of dividends, capital reductions resulting in a return of capital, or a combination of dividends and capital reductions, on the Class B Shares in the same amount and at the same time as the declaration and payment of any Exchangeable Share Distributions. Sections 2.2 to 2.5 shall apply in their entirety, mutatis mutandis, to distributions on the Class B Shares.

Stock Distributions, Consolidations and Subdivisions

3.3                      In the event a distribution is declared and paid on the (i) Class A Shares consisting of Class A Shares and/or (ii) Class A-1 Shares consisting of Class A-1 Shares, the Board shall, subject to applicable Law, contemporaneously declare and pay on the Class B Shares an equivalent distribution on a per share basis consisting of Class B Shares. In the event the Board approves, and the Company effects, a consolidation, division or subdivision of the Class A Shares or the Class A-1 Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board shall, subject to applicable Law, contemporaneously approve, and the Company shall contemporaneously effect, an equivalent consolidation, division or subdivision of the Class B Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class A-1 Shares, Class B Shares, Class C Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class B Shares.

Ranking of the Class B Shares

3.4                    The Class B Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank pari passu with the Class A Shares, Class A-1 Shares, junior to the Senior Preferred Shares and any other shares ranking senior to the Class B Shares, and senior to the Class C Shares and the Junior Preferred Shares and any other shares ranking junior to the Class B Shares with respect to priority in payment of distributions and return of capital in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for purposes of winding up its affairs.

Voting Rights

3.5                     Except as expressly provided herein, each Class B Shareholder will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of the Company, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. Each Class B Shareholder shall be entitled to cast one vote for each Class B Share held at the record date for the determination of shareholders entitled to vote on any matter. Except as required by Law and except for any matter that only requires the approval of the holders of the Class C Shares as set out in this Schedule “A” and except for voting in respect of the election of Directors, all resolutions must be passed or adopted by: (i) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class B Shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable Law, the higher percentage of the votes cast by holders of Class A Shares who vote in respect of the resolution. For greater certainty, at any time that there are no Class A Shares outstanding, no approval of the holders of Class A Shares will be required for any resolution and at any time that there are no Class B Shares outstanding, no approval of the holders of Class B Shares will be required for any resolution.

3.6                     Subject to any rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the holders of the outstanding Class B Shares shall be entitled to elect one-half of the Board, provided that, at any time that there are no Class A Shares outstanding, the Class B Shares will be entitled to elect the full Board.

3.7                     As provided for in Bye-Law 85, each holder of Class B Shares has the right to cast a number of votes equal to the number of votes attached to the Class B Shares held by the holder multiplied by the number of directors to be elected by all holders of Class B Shares. A holder of Class B Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Amendment with Approval of Class B Shareholders

3.8                     In addition to any other approvals required by Law, the rights, privileges, restrictions and conditions attached to the Class B Shares as a class may be added to, changed or removed but only with the approval of the Class B Shareholders given as hereinafter specified.

3.9                     The approval of the Class B Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares as a class or in respect of any other matter requiring the consent of the holders of the Class B Shareholders may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class B Shareholders or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the Class B Shareholders duly called for that purpose. On every poll taken at every meeting of the Class B Shareholders as a class, each Class B Shareholder entitled to vote thereat shall have one vote in respect of each Class B Share held.

Liquidation Rights

3.10                     Upon any Liquidation Event, including where substantially concurrent with a BAM Liquidation Event, each Class B Share shall rank pari passu with each Class A Share, Class A-1 Share and Sections 2.28 to 2.30 of these Bye-Laws shall apply in their entirety, mutatis mutandis to the Class B Shares, except that the Liquidation Call Right is only applicable to the Class A Shares.

Transfer Restrictions

3.11                     The Class B Shares may not be Transferred to any Person other than to BAM, any of the shareholders from time to time of the trustee of the holder of the Class B Shares (the “BAM Re Class B Partners”), current and former executives of BAM (“Partners”) or any Person controlled by BAM, a BAM Re Class B Partner or a Partner. If any Class B Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class B Shares to the transferee, (ii) any rights to vote attaching to the Class B Shares so Transferred may not be exercised by any Person, (iii) any payment by the Company on the Class B Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iv) any rights that an ineligible transferee may have as a result of being a holder of Class B Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

PART 4

SPECIAL RIGHTS AND RESTRICTIONS

CLASS C NON-VOTING SHARES

Special Rights and Restrictions

4.1                     The Class C Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 4.

Distribution Rights

4.2                     Class C Shareholders shall be entitled to receive, as and when declared by the Board, out of any assets of the Company legally available therefor, distributions which, for greater certainty, may take the form of dividends, capital reductions resulting in a return of capital, or a combination of dividends and capital reductions, as may be declared from time to time by the Board. The Class C Shareholders shall not be entitled to receive distributions unless and until the Company has paid any Unpaid Distributions. The record and payment dates for distributions on Class C Shares shall be such date that the Board shall designate from time to time.

Stock Distributions, Consolidations and Subdivisions

4.3                    In the event a distribution is declared and paid on the (i) Class A Shares consisting of Class A Shares and/or (ii) Class A-1 Shares consisting of Class A-1 Shares, the Board may, but is not obligated to, subject to applicable Law, contemporaneously declare and pay on the Class C Shares an equivalent distribution on a per share basis consisting of Class C Shares. In the event the Board approves a consolidation, division or subdivision of the Class A Shares or the Class A-1 Shares into shares of a larger par value or into shares of a smaller par value, as applicable, the Board may, but is not obligated to, subject to applicable Law, contemporaneously approve an equivalent consolidation, division or subdivision of the Class C Shares. For greater certainty, no consent or resolution of the holders of the Class A Shares, Class A-1 Shares, Class B Shares or any other class of shares will be required in connection with the consolidation, division or subdivision of the Class C Shares.

Ranking of the Class C Shares

4.4                     The Class C Shares shall, as to the payment of distributions and return of capital in a Liquidation Event, rank junior to the Preferred Shares, the Class A Shares, Class A-1 Shares and the Class B Shares and senior over any other shares ranking junior to the Class C Shares with respect to priority in payment of distributions and return of capital in the event of the liquidation, dissolution or winding-up of the Company.

Voting Rights

4.5                     Except as otherwise expressly provided herein or as required by Law, each Class C Shareholder shall be entitled to notice of, and to attend, any meetings of shareholders of the Company, but shall not otherwise be entitled to vote at any such meeting.

4.6                     The following matters shall require prior written consent of all of the holders of the Class C Shares:

(a)           the exercise by the Company of its redemption rights pursuant to Section 2.23;

(b)           any amendment to the Company’s memorandum of association or these Bye-Laws (including for greater certainty, any amendment to the terms of the Class A Shares, the Class A-1 Shares, Class B Shares or any other shares ranking ahead of the Class C Shares);

(c)	any merger or similar reorganization of the Company (including a sale of all or substantially all of its assets);

(d)	a continuance of the Company to another jurisdiction; and

(e)	the commencement of a voluntary liquidation of the Company, other than a voluntary liquidation commenced under Section 4.12.

4.7                      Notwithstanding the foregoing, at any time that there are no Class A Shares, no Class A-1 Shares, and no Class B Shares outstanding, the holders of Class C Shares shall be entitled to notice of, and to attend and vote at, all meetings of shareholders of the Company (except meetings at which only holders of another specified class or series of shares are entitled to vote) and shall be entitled to cast at any such meeting one vote per Class C Share, including with respect to the election of directors.

Amendment with Approval of Class C Shareholders

4.8                      In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Class C Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class C Shares given as hereinafter specified.

4.9                  The approval of the Class C Shareholders to add to, change or remove any right, privilege, restriction or condition attaching to the Class C Shares as a class or in respect of any other matter requiring the consent of the Class C Shareholders (including the matters set out in Section 4.6) may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the Class C Shareholders or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the Class C Shareholders duly called for that purpose. On every poll taken at every meeting of the Class C Shareholders as a class, each Class C Shareholder entitled to vote thereat shall have one vote in respect of each Class C Share held.

Liquidation Rights

4.10                     Upon any Liquidation Event, including where substantially concurrent with a BAM Liquidation Event, the Class C Shareholders shall be entitled to receive on the Liquidation Date the assets and property of the Company remaining, if any, after the prior payments of the amounts set forth in Section 4.11.

4.11                      The rights of the Class C Shareholders to receive the amounts set forth in Section 4.10 is subject to the prior rights of holders of all classes and series of Preferred Shares, Class A Shares, Class A-1 Shares, Class B Shares and any other class of shares ranking in priority or rateably with the Class C Shares.

4.12                      The Class C Shareholders may resolve, by way of a written resolution signed by all of the Class C Shareholders or passed by the affirmative vote of all of the Class C Shareholders at a meeting of Class C Shareholders called for that purpose, that the Company commence a members’ voluntary liquidation of the Company in the event of the occurrence of any of the following circumstances:

(a)            the total number of Class A Shares (retroactively adjusted to reflect any consolidations, divisions or subdivisions) outstanding decreases by 50% or more over any 6-month period;

(b)           the daily aggregate market value of the outstanding Class A Shares (based on the Class A Share Value multiplied by the number of outstanding Class A Shares on each such day) (i) is less than $250 million for more than six consecutive months or (ii) decreases by 50% or more from its high over any three-month period;

(c)           a Person acquires 90% of the BAM Shares in a take-over bid (as defined by Applicable Securities Laws);

(d)           the shareholders of BAM approve a sale of all or substantially all of the assets of BAM or an acquisition of BAM by way of arrangement, amalgamation or similar transaction;

(e)           the shareholders of BAM approve a restructuring or other reorganization of BAM or a BAM Liquidation Event is pending;

(f)           there is a change of Law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of the Company and the shareholders of the Company, that may result in materially adverse tax or regulatory consequences for the Company or the shareholders of the Company;

(g)           the Class C Shareholders, in good faith, conclude that the Class C Shareholders are materially adversely impacted by an external fact unrelated to the Company, a change, or other circumstance relating to the Company that was not known to the Company on the effective date of the issuance of the Class C Shares; or

(h)           on any day during the months of January and June commencing in 2022 and every year thereafter, more than 20% of the total number of Class A Shares outstanding are controlled by one person or group of persons acting jointly or in concert within the meaning of Applicable Securities Laws;

provided that, (i) in the case of all circumstances other than (b) above, the circumstance cannot be cured within a period of 30 days, (ii) the rights of the Class C Shareholders under this Section 4.12 will only be exercisable following the expiration of such 30-day cure period (or, in the case of (b), following the occurrence of the event) and shall expire (A) in the case of all circumstances other than (h) above, on the 90th day thereafter, and (B) in the case of (h) above, on the 60th day thereafter, and (iii) in the case of (h) above, the right under this Section 4.12 will only be exercisable in the event that more than 20% of the total number of Class A Shares outstanding are controlled by one person or group of persons acting jointly and in concert within the meaning of Applicable Securities Laws at the time such right is exercised.

4.13                   Any resolution of the Class C Shareholders passed or adopted pursuant to Section 4.12, and the related voluntary liquidation of the Company, may be conditional upon the completion of any one or more of the events enumerated in Section 4.12.

4.14                     For greater certainty, no consent or resolution of the holders of the Class A Shares, Class A-1 Shares, Class B Shares or any other class of shares will be required in connection with the commencement of a members’ voluntary liquidation of the Company by the Class C Shareholders under Section 4.12. Any such members’ voluntary liquidation of the Company will be subject to applicable Law (including any necessary regulatory approvals), and subject to no less than 60 days’ prior written notice of the date of liquidation being provided to holders of Class A Shares and Class B Shares.

Conversion of Exchangeable Shares

4.15                     Any Class C Shareholder shall be entitled at any time to have any or all of such Class C Shareholder’s Exchangeable Shares converted into a number of Class C Shares (which may include a fraction of a Class C Share) at a conversion rate, for each such Exchangeable Share in respect of which the conversion right is exercised, equal to the number obtained by dividing the fair market value of a Exchangeable Share by the fair market value of a Class C Share, in each case as determined by the Board (the “Class C conversion number”). If the Class C conversion number from time to time is not equal to one (1), then the conversion may include any subdivision or consolidation of the Class C Shares necessary so that (a) the Class C conversion number (calculated immediately after giving effect to the subdivision or consolidation of the Class C Shares but before the conversion is completed) will become one (1) and (b) the Exchangeable Shares to be converted will be converted into the same number of Class C Shares. The right of conversion herein provided for may be exercised by notice in writing given to the Transfer Agent (a “Class C Conversion Notice”), which notice shall specify the number of Exchangeable Shares that the Class C Shareholder desires to have converted. Upon receipt of a Class C Conversion Notice, the Company shall, subject to applicable Law, promptly redeem the Exchangeable Shares subject to the Class C Conversion Notice in exchange for the issue to the converting Class C Shareholder of the requisite number of Class C Shares and the Transfer Agent shall cancel the converted Exchangeable Shares subject to the Class C Conversion Notice effective concurrently therewith.

Transfer Restrictions

4.16                     The Class C Shares may not be Transferred to any Person other than to BAM or a Person controlled by BAM. If any Class C Shares are Transferred in contravention of the preceding sentence, (i) such Transfer shall be null and void, and the Company shall not register or otherwise recognize the Transfer of the Class C Shares to the transferee, (ii) any payment by the Company on the Class C Shares so Transferred shall be prohibited and any such payment shall be forfeited, and (iii) any rights that an ineligible transferee may have as a result of being a holder of Class C Shares shall be null and void, in each case, until such time as such Transfer is cancelled.

PART 5

SPECIAL RIGHTS AND RESTRICTIONS

SENIOR PREFERRED SHARES

Special Rights and Restrictions

5.1                       Subject to the rights, if any, of the holders of issued shares of the Company, the Senior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 5.

Directors’ Right to Issue in One or More Series

5.2                       The Senior Preferred Shares may be issued at any time or from time to time in one or more series as determined by the Board, without the consent or resolution of the holders of Class A Shares, Class A-1 Shares, Class B Shares, Class C Shares or any other class of shares. Before any Senior Preferred Shares of a series are issued, the Board shall, subject to applicable Law, by resolution:

(a)           determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made;

(b)           create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c)           attach (which may be evidenced by way of certificate of designation, resolution of the Board or such other evidence as the Board may determine by resolution) special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of distributions, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of distributions on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of Sections 5.3 and 5.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Senior Preferred Shares

5.3                      The Senior Preferred Shares of each series shall, as to the payment of distributions and return of capital in a Liquidation Event,

rank on a parity with the Senior Preferred Shares of every other series and senior to the Junior Preferred Shares, the Class A Shares, the Class A-1 Shares the Class B Shares and the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of distributions and return of capital in a Liquidation Event.

Voting

5.4                      Except as hereinafter referred to or as required by Law or unless provision is made in these Bye-Laws relating to any series of Senior Preferred Shares that such series is entitled to vote, the holders of the Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Senior Preferred Shares

5.5                      In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Senior Preferred Shares given as hereinafter specified.

5.6                      The approval of the holders of the Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Senior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Senior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Senior Preferred Shares or passed by the affirmative vote of at least majority of the votes cast at a meeting of the holders of the Senior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Senior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Senior Preferred Shares, each holder of Senior Preferred Shares entitled to vote thereat shall have one vote in respect of each Senior Preferred Share held.

PART 6

SPECIAL RIGHTS AND RESTRICTIONS

JUNIOR PREFERRED SHARES

Special Rights and Restrictions

6.1                      Subject to the rights, if any, of the holders of issued shares of the Company, the Junior Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Part 6.

Directors’ Right to Issue in One or More Series

6.2                      The Junior Preferred Shares may be issued at any time or from time to time in one or more series as determined by the Board, without the consent or resolution of the holders of Class A Shares, Class A-1 Shares, Class B Shares, Class C Shares or any other class of shares. Before any Junior Preferred Shares of a series are issued, the Board shall, subject to applicable Law, by resolution:

(a)           determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no maximum number or, if none of the shares of that series is issued, alter any determination so made;

(b)           create an identifying name by which the shares of any of those series of shares may be identified or, if none of the shares of that series is issued, to alter any such identifying name so created; and

(c)           attach (which may be evidenced by way of certificate of designation, resolution of the Board or such other evidence as the Board may determine by resolution) special rights or restrictions to the shares of any of those series of shares, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of distributions, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase, retraction or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of distributions on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions but no special right or restriction so created, defined or attached shall contravene the provisions of Sections 6.3 and 6.4, or, if none of the shares of that series is issued, to alter any such special rights or restrictions.

Ranking of the Junior Preferred Shares

6.3                     The Junior Preferred Shares of each series shall, as to the payment of distributions and return of capital in a Liquidation Event, rank on a parity with the Junior Preferred Shares of every other series, junior to the Senior Preferred Shares, the Class A Shares, the Class A-1 Shares, and the Class B Shares, and senior to the Class C Shares and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of distributions and in return of capital in a Liquidation Event.

Voting

6.4                      Except as hereinafter referred to or as required by Law or unless provision is made in these Bye-Laws relating to any series of Junior Preferred Shares that such series is entitled to vote, the holders of the Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

Amendment with Approval of Holder of Junior Preferred Shares

6.5                      In addition to any other approval required by Law, the rights, privileges, restrictions and conditions attached to the Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Junior Preferred Shares given as hereinafter specified.

6.6                     The approval of the holders of the Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Junior Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Junior Preferred Shares may be given in such manner as may then be required by Law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Junior Preferred Shares or passed by the affirmative vote of at least a majority of the votes cast at a meeting of the holders of the Junior Preferred Shares duly called for that purpose. On every poll taken at every meeting of the holders of the Junior Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Junior Preferred Shares, each holder of Junior Preferred Shares entitled to vote thereat shall have one vote in respect of each Junior Preferred Share held.

EXHIBIT “A”

NOTICE OF CONVERSION

To:	TSX TRUST COMPANY (the “Transfer Agent”)

PLEASE DELIVER YOUR CONVERSTION NOTICE AS FOLLOWS:

Via Mail:

TSX Trust Company P.O. Box 721, Agincourt, Ontario M1S 0A1 Attention: Corporate Actions

This notice is given pursuant to Section 2.18 of Schedule A to the Bye-Laws of the Company. All capitalized words and expressions used in this notice that are not otherwise defined herein have the meanings ascribed to such words and expressions in the Bye-Laws.

The undersigned hereby notifies the Transfer Agent and the Company that the undersigned irrevocably elects to convert:

☐	all Class A-1 Share(s) registered in the name of the undersigned; or

☐	Class A-1 Share(s) registered in the name of the undersigned,

into Class A Shares of the Company on a one-for-one basis (such amount of Class A-1 Share(s) elected above, being hereafter referred to herein as the “Tendered Class A-1 Shares”.

The undersigned hereby represents and warrants to the Company that either:

☐

the undersigned and its affiliates will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares; or

☐

the undersigned and its affiliates have received all required regulatory approvals and consents or, if applicable exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares, and that satisfactory evidence of the forgoing has been furnished to the Company under Appendix A attached hereto.

The undersigned hereby represents and warrants to Company that the undersigned has good title to, and owns, the Tendered Class A-1 Share(s), free and clear of all liens, claims and encumbrances whatsoever.

This notice is and will be deemed to be an offer by the undersigned to convert such Tendered Class A-1 Share(s) to Class A Share(s) in accordance with the undersigned’s Conversion Right on or prior to the Specified Conversion Date on the other terms and conditions set out in the Bye-Laws.

This Notice of Conversion must be accompanied by the certificate or certificates representing the Class A-1 Share(s) in respect of which the holder thereof desires to exercise its Conversion Right with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing. This Notice of Conversion will be irrevocable once received by the transfer agent.

The undersigned acknowledges that notwithstanding the foregoing, pursuant to Section 2.18 of Schedule A to the Bye-Laws, no Class A-1 Shareholder shall be permitted to convert its Class A-1 Shares, and the Company will not authorize or effect any conversions of Class A-1 Shares, unless the requesting holder has provided satisfactory evidence to the Company that either (i) such Class A-1 Shareholder and its affiliates will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares or (ii) such Class A-1 Shareholder and its affiliates have received all required regulatory approvals and consents or, if applicable exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares, as determined by the Company acting reasonably (the “Regulatory Condition”). The undersigned further acknowledges that if the undersigned does not provide satisfactory evidence in Appendix A hereto, that the Regulatory Condition has been met, or if the Company has reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Company may determine (with the Company acting reasonably in its determination), that the undersigned has not met the Regulatory Condition and the Company will not authorize or effect any conversions of the Tendered Class A-1 Shares pursuant to this Notice of Conversion.

The undersigned acknowledges that notwithstanding the foregoing, no Notice of Conversion will be accepted during (i) the calendar month in which quarterly distributions are paid to the Exchangeable Shareholders or the Class A Shareholder, or (ii) during the period commencing 10 business days prior to the Record Date for any special dividend or stock distribution and up to and including on the payment date for such dividend (the “Conversion Blackout Period”). Any notice of conversion purported to be delivered to the Transfer Agent during a Conversion Blackout Period will be deemed to have been received on the business day immediately following the date on which a Conversion Blackout Period expires.

[Signature Page to Follow]

(Date)

(Please print Name of the Class A-1 Shareholder)

(Please print phone number)

(Signature of Class A-1 Shareholder)

(Guarantee of Signature)

Appendix A

Regulatory Condition Evidence

(Please attach satisfactory evidence showing that either:

(i)

the Class A-1 Shareholder and its affiliates will not, after giving effect to the conversion, directly or indirectly, beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares; or

(ii)

the undersigned and its affiliates have received all required regulatory approvals and consents or, if applicable exemptions or waivers, to beneficially own, control or hold with the power to vote more than 9.9% of the Class A Shares).

EXHIBIT “B”

NOTICE OF EXCHANGE

To: TSX TRUST COMPANY (the “Transfer Agent”)

PLEASE DELIVER YOUR EXCHANGE REQUEST AS FOLLOWS:

Via Mail:

TSX Trust Company P.O. Box 721, Agincourt, Ontario M1S 0A1 Attention: Corporate Actions

This notice is given pursuant to Section 2.13 of Schedule A to the Bye-Laws of the Company. All capitalized words and expressions used in this notice that are not otherwise defined herein have the meanings ascribed to such words and expressions in the Bye-Laws.

The undersigned hereby notifies the Transfer Agent, Brookfield Asset Management Inc. (“BAM”) and the Company that the undersigned desires to have BAM acquire from the undersigned:

☐	all Exchangeable Share(s) registered in the name of the undersigned; or

☐	Exchangeable Share(s) registered in the name of the undersigned,

such amount of Exchangeable Share(s) elected above, being hereafter referred to herein as the “Tendered Exchangeable Shares”.

This notice is and will be deemed to be an offer by the undersigned to sell such Tendered Exchangeable Share(s) to BAM in accordance with the undersigned’s Exchange Right on or prior to the Specified Exchange Date for the Exchange Consideration and on the other terms and conditions set out in the Bye-Laws.

The undersigned acknowledges that notwithstanding the foregoing, (i) for so long as there is not an effective registration statement for the delivery of the BAM Shares Amount for the Tendered Exchangeable Shares, BAM will not be required to deliver a Cash Amount (in lieu of the BAM Shares Amount for any Tendered Exchangeable Shares) in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period, provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period; and (ii) a Notice of Exchange will not be accepted, and no Exchange Right may be exercised, during the 15 business days prior to the Specified Redemption Date or the occurrence of a Liquidation Event or a BAM Liquidation Event.

The undersigned hereby represents and warrants to BAM that the undersigned has good title to, and owns, the Tendered Exchangeable Share(s) to be acquired by BAM, free and clear of all liens, claims and encumbrances whatsoever.

Remarketing Consent Withheld

☐	Please check here if you wish to withhold consent to the Tendered Exchangeable Shares being sold pursuant to the terms of a remarketing agreement.

(Date)

(Please print Name of Tendering Exchangeable Shareholder)

(Please print phone number)

(Signature of Exchangeable Shareholder)

(Guarantee of Signature)

CURRENCY ELECTION

(To be completed only if exchange or acquisition of the Tendered Exchangeable Shares is satisfied by the Cash Amount)

Shareholders domiciled in Canada will receive the Cash Amount in Canadian dollars (CAD) and shareholders domiciled in the United States and all other countries will receive the Cash Amount in U.S. dollars (USD), unless otherwise elected below:

☐   Issue my cash entitlement payment(s) in U.S. dollars (USD).

☐   Issue my cash entitlement payment(s) in Canadian dollars (CAD).

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by the Transfer Agent, in its capacity as foreign exchange service provider to the Company, on the date the funds are converted and (b) the risk of any fluctuation in such rate will be borne by the undersigned.

Payment Delivery Instruction

☐      Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Exchangeable Shares is to be paid by cheque and mailed to the last address of the Tendering Exchangeable Shareholder as it appears on the register of the Company or as instructed below in Exhibit A. ALL CHEQUE PAYMENTS WILL BE ISSUED TO THE REGISTERED NAME AS IT CURRENTLY APPEARS.

☐      Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Exchangeable Shares is to be paid by cheque and held for pick-up by the Tendering Exchangeable Shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario.

NOTE: This panel must be completed and such additional documents as the Transfer Agent may require must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The BAM Shares Amount and any payment resulting from the exchange or acquisition of the Tendered Exchangeable Shares will be issued and registered in, and made payable to respectively, the name of the Tendering Exchangeable Shareholder as it appears on the register of the Company and the BAM Shares Amount and payment resulting from such exchange or acquisition will be delivered to such Tendering Exchangeable Shareholder as indicated above, unless the form appearing immediately below (including the signature guarantee section) is duly completed.

STATUS AS U.S. SHAREHOLDER

(Please check the appropriate box)

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder by placing an “X” in the applicable box below. A “U.S. Shareholder” is any holder of Exchangeable Shares that is either (a) requesting that the Cash Amount, if applicable, is to be paid by cheque and mailed to a U.S. address (regardless whether such U.S. address is the last address of the Tendering Exchangeable Shareholder as it appears on the register of the Company or such U.S. address is provided in Exhibit A) or (b) a U.S. person for United States federal income tax purposes as defined in “Important U.S. Tax Information for U.S. Shareholders” in Exhibit B.

☐     The person signing this Notice of Exchange is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐     The person signing this Notice of Exchange is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid U.S. backup withholding, you generally must complete the IRS Form W-9 provided in Exhibit C. If you are a U.S. Shareholder but you are not a U.S. person for U.S. federal income tax purposes, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Transfer Agent or download the appropriate IRS Form W-8 at www.irs.gov.

Appendix A:

Cheque Delivery Information

Date:                                         ,

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Exchangeable Shareholder

Guarantee of Signatures

If this Notice is signed by a person other than the registered owner(s) of the Tendered Exchangeable Share(s), or if BAM Share(s) are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of the Company or if the payment is to be issued in the name of a person other than the registered owner of the Tendered Exchangeable Share(s) such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Transfer Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

Signature guaranteed by (if required)	Dated:

Authorized Signature	Name of Authorized Representative (please print or type) (if applicable)

Name of Guarantor (please print or type)

Address (please print or type)

Appendix B:

IMPORTANT U.S. TAX INFORMATION FOR U.S. SHAREHOLDERS

The following does not constitute a summary of the tax consequences of having the Company redeem the Tendered Exchangeable Shares. Shareholders should consult their own tax advisors regarding the tax consequences of having the Company redeem the Tendered Exchangeable Shares.

For purposes of this Notice of Exchange, a U.S. person is a beneficial owner of Exchangeable Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership, or other entity classified as a corporation or partnership for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any state or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (ii) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

To avoid backup withholding of U.S. federal income tax on the redemption of Tendered Exchangeable Shares, a U.S. Shareholder that is a U.S. person must, unless an exemption applies, provide the Transfer Agent with such holder’s correct taxpayer identification number (TIN) (which, in the case of an individual, generally is the individual’s social security number) or employer identification number (EIN), certify under penalties of perjury that such TIN or EIN is correct, and provide certain other certifications by completing the IRS Form W-9 included in this Notice of Exchange. If a U.S. Shareholder does not provide his, her, or its correct TIN or EIN or fails to provide the required certifications, the IRS may impose certain penalties on such holder, and payments to such holder upon the redemption of Tendered Exchangeable Shares may be subject to backup withholding at a rate currently equal to 24%. All U.S. Shareholders that are U.S. persons submitting this Notice of Exchange should complete and sign the IRS Form W-9 to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Transfer Agent). To the extent that a U.S. Shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of backup withholding may be credited against the U.S. federal income tax liability of the person subject to backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. Shareholder by timely providing the required information to the IRS.

If the Transfer Agent has not been provided with a properly certified TIN or EIN by the time of payment, backup withholding will apply. If the Tendered Exchangeable Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the enclosed IRS Form W-9 for guidance on which name and TIN or EIN to report.

Certain U.S. Shareholders (such as corporations and individual retirement accounts) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Shareholders should enter the appropriate exempt payee code on IRS Form W-9. See the enclosed IRS Form W-9 for instructions.

A U.S. Shareholder that is not a U.S. person and is not acting on behalf of a U.S. person should not complete IRS Form W-9. Instead, to establish an exemption from backup withholding, such U.S. Shareholder should properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, or W-8EXP, as applicable, attesting to such exempt status. An appropriate IRS Form W-8 may be obtained from the Transfer Agent or on the IRS website (www.irs.gov).

ALL U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE HOW THE FOREGOING BACKUP WITHHOLDING AND REPORTING REQUIREMENTS APPLY TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Appendix C:

IRS FORM W-9

See attached.

Form    W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification “ Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the requester. Do not send to the IRS. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 . 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the 4 Exemptions (codes apply only to following seven boxes. certain entities, not individuals; see page instructions on page 3): on Individual/sole proprietor or C Corporation S Corporation Partnership Trust/estate    single-member LLC . Exempt payee code (if any) type Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) “ or Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check Exemption from FATCA reporting LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is Instructions code (if any) another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that Print is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) “ (Applies to accounts maintained outside the U.S.) Specific 5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) See 6 City, state, and ZIP code 7 List account number(s) here (optional) Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid Social security number backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other – –entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later. or Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Employer identification number Number To Give the Requester for guidelines on whose number to enter. – Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Signature of Here U.S. person “ General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.• Form 1099-INT (interest earned or paid) Date “ • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. Cat. No. 10231X Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2 By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the instructions for Part II for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3 Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. IF the entity/person on line 1 is THEN check the box for . . . a(n) . . . • Corporation Corporation • Individual Individual/sole proprietor or single• Sole proprietorship, or member LLC • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. • LLC treated as a partnership for Limited liability company and enter U.S. federal tax purposes, the appropriate tax classification. • LLC that has filed Form 8832 or (P= Partnership; C= C corporation; 2553 to be taxed as a corporation, or S= S corporation) or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. • Partnership Partnership • Trust/estate Trust/estate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over 1 through 52 $5,0001 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and    reportable on Form 1099-MISC are not exempt from backup    withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint The actual owner of the account or, if account) other than an account combined funds, the first individual on maintained by an FFI 1 the account 3. Two or more U.S. persons Each holder of the account    (joint account maintained by an FFI) 2 4. Custodial account of a minor The minor (Uniform Gift to Minors Act) 5. a. The usual revocable savings trust 1 The grantor-trustee (grantor is also trustee) b. So-called trust account that is not 1 The actual owner a legal or valid trust under state law 6. Sole proprietorship or disregarded 3 The owner entity owned by an individual 7. Grantor trust filing under Optional The grantor* Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) For this type of account: Give name and EIN of: 8. Disregarded entity not owned by an The owner individual 9. A valid trust, estate, or pension trust 4 Legal entity 10. Corporation or LLC electing The corporation corporate status on Form 8832 or Form 2553 11. Association, club, religious, The organization charitable, educational, or other tax-exempt organization 12. Partnership or multi-member LLC The partnership 13. A broker or registered nominee The broker or nominee For this type of account: Give name and EIN of: 14. Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information. Page 6

EXHIBIT “C”

Notice of Redemption

To:	Exchangeable Shareholders of Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”)

This notice is given pursuant to Section 2.26 of Schedule A of the Bye-Laws of the Company. All capitalized words and expressions used in this notice that are defined in the Bye-Laws have the meanings ascribed to such words and expressions in such Bye-Laws.

The Company hereby notifies the Exchangeable Shareholders that, subject to the satisfaction of the following conditions, the Company desires to redeem all of the issued and outstanding Exchangeable Shares in accordance with the Bye-Laws:

The Company acknowledges that, subject to the satisfaction of the above conditions, this notice is and will be deemed to be an irrevocable offer by the Company to redeem all of the Exchangeable Shares on the Specified Redemption Date for the Redemption Consideration and on the other terms and conditions set out in the Bye-Laws.

Brookfield Asset Management Reinsurance Partners Ltd.

(Date)

C-1